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                                                                    EXHIBIT 10.9

                                 LOAN AGREEMENT

                           Dated as of April 29, 2004

                                     Between

                      UH STORAGE (DE) LIMITED PARTNERSHIP,
                                   as Borrower

                                       and

                             BANK OF AMERICA, N.A.,
                                    as Lender

                               Loan Number: 57367

                            Servicing Number: 3166659

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                                TABLE OF CONTENTS

ARTICLE 1 -        DEFINITIONS; PRINCIPLES OF CONSTRUCTION ...............................................      1
  Section 1.1      Definitions ...........................................................................      1
  Section 1.2      Principles of Construction ............................................................     20

ARTICLE 2 -        GENERAL TERMS .........................................................................     20
  Section 2.1      Loan Commitment; Disbursement to Borrower .............................................     20
  Section 2.2      Loan Payments .........................................................................     20
  Section 2.3      Late Payment Charge ...................................................................     22
  Section 2.4      Prepayment;  Defeasance ...............................................................     22
  Section 2.5      Payments after Default ................................................................     29
  Section 2.6      Usury Savings .........................................................................     29
  Section 2.7      Release of Property ...................................................................     30
  Section 2.8      Substitution of Properties ............................................................     31

ARTICLE 3 -        CONDITIONS PRECEDENT ..................................................................     38
  Section 3.1      Representations and Warranties; Compliance with Conditions ............................     38
  Section 3.2      Delivery of Loan Documents; Title Insurance; Reports; Leases ..........................     38
  Section 3.3      Related Documents .....................................................................     40
  Section 3.4      Organizational Documents ..............................................................     40
  Section 3.5      Opinions of Borrower's Counsel ........................................................     40
  Section 3 6      Intentionally Omitted .................................................................     40
  Section 3.7      Taxes and Other Charges ...............................................................     40
  Section 3.8      Completion of Proceedings .............................................................     40
  Section 3.9      Payments ..............................................................................     41
  Section 3.10       Transaction Costs ...................................................................     41
  Section 3.11       No Material Adverse Change ..........................................................     41
  Section 3.12       Leases ..............................................................................     41
  Section 3.13       Intentionally Omitted ...............................................................     41
  Section 3.14       REA Estoppels .......................................................................     41
  Section 3.15       Subordination and Attornment ........................................................     42
  Section 3.16       Tax Lot .............................................................................     42
  Section 3.17       Physical Conditions Report ..........................................................     42
  Section 3.18       Management Agreement/Operating Lease ................................................     42
  Section 3.19       Appraisal ...........................................................................     42
  Section 3 20       Financial Statements ................................................................     42
  Section 3.21       Intentionally Omitted ...............................................................     43
  Section 3.22       Further Documents ...................................................................     43

ARTICLE 4 -        REPRESENTATIONS AND WARRANTIES ........................................................     43
  Section 4.1      Organization ..........................................................................     43
  Section 4.2      Status of Borrower ....................................................................     43
  Section 4.3      Validity of Documents .................................................................     44
  Section 4.4      No Conflicts ..........................................................................     44

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
  Section 4.5      Litigation ............................................................................     44
  Section 4.6      Agreements ............................................................................     44
  Section 4.7      Solvency ..............................................................................     45
  Section 4.8      Full and Accurate Disclosure ..........................................................     45
  Section 4.9      No Plan Assets ........................................................................     45
  Section 4.10       Not a Foreign Person ................................................................     46
  Section 4.11       Intentionally Omitted ...............................................................     46
  Section 4.12       Business Purposes ...................................................................     46
  Section 4.13       Compliance ..........................................................................     46
  Section 4.14       Financial Information ...............................................................     46
  Section 4.15       Condemnation ........................................................................     47
  Section 4.16       Utilities and Public Access; Parking ................................................     47
  Section 4.17       Separate Lots .......................................................................     47
  Section 4.18       Assessments .........................................................................     47
  Section 4.19       Insurance ...........................................................................     47
  Section 4.20       Use of Properties ...................................................................     48
  Section 4.21       Certificate of Occupancy; Licenses ..................................................     48
  Section 4.22       Flood Zone ..........................................................................     48
  Section 4.23       Physical Condition ..................................................................     48
  Section 4.24       Intentionally Omitted ...............................................................     49
  Section 4.25       Leases and Rent Roll ................................................................     49
  Section 4.26       Filing and Recording Taxes ..........................................................     50
  Section 4.27       Operating Lease .....................................................................     50
  Section 4.28       Illegal Activity ....................................................................     50
  Section 4.29       Construction Expenses ...............................................................     50
  Section 4.30       Personal Property ...................................................................     50
  Section 4.31       Taxes ...............................................................................     50
  Section 4.32       Permitted Encumbrances ..............................................................     51
  Section 4.33       Federal Reserve Regulations .........................................................     51
  Section 4.34       Investment Company Act ..............................................................     51
  Section 4.35       Reciprocal Easement Agreements ......................................................     51
  Section 4.36       No Change in Facts or Circumstances; Disclosure .....................................     52
  Section 4.37       Management Agreement ................................................................     52
  Section 4.38       Survey ..............................................................................     52
  Section 4.39       Intentionally Omitted ...............................................................     52
  Section 4.40       Survival ............................................................................     52

ARTICLE 5 -        BORROWER COVENANTS ....................................................................     53
  Section 5.1      Existence; Compliance with Legal Requirements .........................................     53
  Section 5.2      Maintenance and Use of Properties .....................................................     53
  Section 5.3      Waste .................................................................................     53
  Section 5.4      Taxes and Other Charges ...............................................................     54
  Section 5.5      Litigation ............................................................................     55
  Section 5.6      Access to Properties ..................................................................     55
  Section 5.7      Notice of Default .....................................................................     55
  Section 5.8      Cooperate in Legal Proceedings ........................................................     55
  Section 5.9      Performance by Borrower ...............................................................     55

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
  Section 5.10       Awards; Insurance Proceeds ..........................................................     55
  Section 5.11       Financial Reporting .................................................................     56
  Section 5.12       Estoppel Statement ..................................................................     57
  Section 5.13       Leasing Matters .....................................................................     58
  Section 5.14       Management Agreement ................................................................     59
  Section 5.15       Liens ...............................................................................     60
  Section 5.16       Debt Cancellation ...................................................................     60
  Section 5.17       Zoning ..............................................................................     60
  Section 5.18       ERISA ...............................................................................     60
  Section 5.19       No Joint Assessment .................................................................     61
  Section 5.20       Reciprocal Easement Agreements ......................................................     61
  Section 5.21       Alterations .........................................................................     61
  Section 5.22       Operating Lease .....................................................................     61

ARTICLE 6 -        ENTITY COVENANTS ......................................................................     62
  Section 6.1      Single Purpose Entity/Separateness ....................................................     62
  Section 6.2      Change of Name, Identity or Structure .................................................     65
  Section 6.3      Business and Operations ...............................................................     66
  Section 6.4      Independent Director ..................................................................     66

ARTICLE 7          NO SALE OR ENCUMBRANCE  ANCE ..........................................................     67
  Section 7.1      Transfer Definitions ..................................................................     67
  Section 7.2      No Sale/Encumbrance ...................................................................     67
  Section 7.3      Permitted Transfers ...................................................................     68
  Section 7.4      Lender's Rights .......................................................................     68
  Section 7.5      Assumption of Borrower's Interest .....................................................     69
  Section 7.6      Reserved ..............................................................................     71

ARTICLE 8 -        INSURANCE; CASUALTY; CONDEMNATION; RESTORATION ........................................     71
  Section 8.1      Insurance .............................................................................     71
  Section 8.2      Casualty ..............................................................................     75
  Section 8.3      Condemnation ..........................................................................     75
  Section 8.4      Restoration ...........................................................................     76

ARTICLE 9 -        RESERVE FUNDS .........................................................................     80
  Section 9.1      Required Repairs ......................................................................     80
  Section 9.2      Replacements ..........................................................................     80
  Section 9.3      Groundwater Monitoring Reserve Funds ..................................................     81
  Section 9.4      Required Work .........................................................................     81
  Section 9.5      Release of Reserve Funds ..............................................................     83
  Section 9.6      Tax and Insurance Reserve Funds .......................................................     83
  Section 9.7      Required DSCR Reserve .................................................................     84
  Section 9.8      Reserve Account Balances ..............................................................     85
  Section 9.9      Reserve Funds Generally ...............................................................     85

ARTICLE 10 -         CASH MANAGEMENT .....................................................................     88
  Section 10.1       Cash Management Agreement ...........................................................     88

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
ARTICLE 11 -         EVENTS OF DEFAULT; REMEDIES .........................................................     88
  Section 11.1       Event of Default ....................................................................     88
  Section 11.2       Remedies ............................................................................     91

ARTICLE 12 -         ENVIRONMENTAL PROVISIONS ............................................................     92
  Section 12.1       Environmental Representations and Warranties ........................................     92
  Section 12.2       Environmental Covenants .............................................................     93
  Section 12.3       Lender's Rights .....................................................................     93
  section 12.4       Operations and Maintenance Programs .................................................     94
  Section 12.5       Environmental Definitions ...........................................................     94
  Section 12.6       Indemnification .....................................................................     94

ARTICLE 13 -         SECONDARY MARKET ....................................................................     96
  Section 13.1       Transfer of Loan ....................................................................     96
  Section 13.2       Delegation of Servicing .............................................................     96
  Section 13.3       Dissemination of Information ........................................................     96
  Section 13.4       Cooperation .........................................................................     96
  Section 13.5       Securitization Indemnification ......................................................     98
  Section 13.6       Rating Surveillance .................................................................    101

ARTICLE 14 -         INDEMNIFICATIONS ....................................................................    101
  Section 14.1       General Indemnification .............................................................    101
  Section 14.2       Mortgage and Intangible Tax Indemnification .........................................    102
  Section 14.3       ERISA Indemnification ...............................................................    102
  Section 14.4       Survival ............................................................................    102

ARTICLE 15 -         EXCULPATION .........................................................................    103
  Section 15.1       Exculpation .........................................................................    103

ARTICLE 16 -         NOTICES .............................................................................    105
  Section 16.1       Notices .............................................................................    105

ARTICLE 17 -         FURTHER ASSURANCES ..................................................................    106
  Section 17.1       Replacement Documents ...............................................................    106
  Section 17.2       Recording of Mortgages, Etc. ........................................................    106
  Section 17.3       Further Acts, Etc ...................................................................    107
  Section 17.4       Changes in Tax, Debt, Credit and Documentary Stamp Laws .............................    107
  Section 17.5       Expenses ............................................................................    108

ARTICLE 18 -         WAIVERS .............................................................................    109
  Section 18.1       Remedies Cumulative; Waivers ........................................................    109
  Section 18.2       Modification, Waiver in Writing .....................................................    109
  Section 18.3       Delay Not a Waiver ..................................................................    109
  Section 18.4       Trial by Jury .......................................................................    110
  Section 18.5       Waiver of Notice ....................................................................    110
  Section 18.6       Remedies of Borrower ................................................................    110

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
  Section 18.7       Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets .............    111
  Section 18.8       Waiver of Statute of Limitations ....................................................    111
  Section 18.9       Waiver of Counterclaim ..............................................................    111

ARTICLE 19 -         GOVERNING LAW .......................................................................    112
  Section 19.1       Choice of Law .......................................................................    112
  Section 19.2       Severability ........................................................................    112
  Section 19.3       Preferences .........................................................................    112

ARTICLE 20 -         MISCELLANEOUS .......................................................................    112
  Section 20.1       Survival ............................................................................    112
  Section 20.2       Lender's Discretion .................................................................    113
  Section 20.3       Headings ............................................................................    113
  Section 20.4       Cost of Enforcement .................................................................    113
  Section 20.5       Schedules Incorporated ..............................................................    113
  Section 20.6       Offsets, Counterclaims and Defenses .................................................    113
  Section 20.7       No Joint Venture or Partnership; No Third Party Beneficiaries .......................    113
  Section 20.8       Publicity ...........................................................................    115
  Section 20.9       Conflict; Construction of Documents; Reliance .......................................    115
  Section 20.10      Entire Agreement ....................................................................    115

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT, dated as of April 29, 2004 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between BANK OF AMERICA, N.A., a national banking association, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 (together with its successors and/or assigns, "LENDER") and UH STORAGE (DE) LIMITED PARTNERSHIP, a Delaware limited partnership, having an address c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020 (together with its successors and/or assigns, "BORROWER").

                                    RECITALS:

      Borrower desires to obtain the Loan (defined below) from Lender.

      Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

      In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

               ARTICLE 1 - DEFINITIONS; PRINCIPLES OF CONSTRUCTION

      Section 1.1 Definitions

      For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

      "ACCEPTABLE ACCOUNTANT" shall mean (i) a "Big Four" accounting firm, (ii) Sarvas King & Coleman P.C. or (iii) other regional or national independent certified public accountant reasonably acceptable to Lender.

      "ACQUIRED PROPERTY" shall have the meaning set forth in Section 5.11(c)(i)(A) hereof.

      "ACQUIRED PROPERTY STATEMENTS" shall have the meaning set forth in Section 5.11(c)(i)(A) hereof.

      "ACT" shall have the meaning set forth in Section 6.1(c).

      "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

      "AFFILIATED LOANS" shall mean a loan made by Lender to a parent, subsidiary or such other entity affiliated with Borrower or Borrower Principal.

      "AFFILIATED MANAGER" shall have the meaning set forth in Section 7.1 hereof.

      "AGENT" shall mean Bank of America, N.A. or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

      "ALLOCATED LOAN AMOUNT" shall, for each Individual Property, have the meaning set forth on Schedule III hereto.

      "ALTA" shall mean American Land Title Association, or any successor thereto.

      "APPRAISAL" shall mean an appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is State licensed or State certified if required under the laws of the State where the applicable Individual Property is located, who meets the requirements of FIRREA and who is otherwise satisfactory to Lender.

      "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean, with respect to the Properties, that certain Assignment and Subordination of Management Agreement dated the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "ATC" shall mean ATC Associates.

      "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

      "BANKRUPTCY CODE" shall mean Title 11 U.S.C. Section 101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

      "BORROWER PRINCIPAL" shall mean CPA: 15.

      "BORROWER QUALIFIED SUBSIDIARY" shall mean an Affiliate of Borrower which is directly or indirectly wholly owned and Controlled by a Borrower REIT, provided such Borrower REIT has a net worth, as calculated by Lender, of at least $100 Million.

      "BORROWER REIT" shall mean, individually and collectively, CIP, CPA: 12,
CPA: 14, CPA: 15, CPA: 16.

      "BUSINESS DAY" shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which the
Note is payable (excluding Saturdays and Sundays).

      "BUSINESS INCOME" shall mean, solely for purposes of Section 8.1(a)(iii) hereof, (a) net income (as such term is used in accordance with GAAP) that would have been earned or incurred and (b) continuing normal operating expenses incurred, including payroll, to the extent that the insurance policy does not specifically exclude or limit the calculation of payroll in the coverage under the insurance policy

      "CAPITAL EXPENDITURES" shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs and FF&E Expenditures).

      "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement by and among Borrower, Agent and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

      "CASUALTY" shall have the meaning set forth in Section 8.2.

      "CIP" shall mean Carey Institutional Properties Incorporated.

      "CPA: 12" shall mean Corporate Property Associates 12 Incorporated.

      "CPA: 14" shall mean Corporate Property Associates 14 Incorporated.

      "CPA: 15" shall mean Corporate Property Associates 15 Incorporated.

      "CPA: 16" shall mean Corporate Property Associates 16-Global Incorporated.

      "CPI" shall have the meaning set forth in the Operating Lease.

      "CLOSING DATE" shall mean the date of the funding of the Loan.

      "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

      "CONDEMNATION PROCEEDS" shall have the meaning set forth in Section
8.4(b).

      "CONTROL" shall have the meaning set forth in Section 7.1 hereof.

      "CREDITORS RIGHTS LAWS" shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

      "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.

      "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

      "DEBT SERVICE COVERAGE RATIO" shall mean, as of any date of determination, for the applicable period of calculation, the ratio, as determined by Lender, of
(i) Operating Lease Payments to (ii) the aggregate amount of Debt Service which would be due for the same period assuming the maximum principal amount of the Loan is outstanding (including, without limitation, any sums then contained in the Required DSCR Reserve) and calculated at a mortgage constant equal to nine and one-quarter percent (9.25%) or such other mortgage constant as may be required from time to time by the Rating Agencies.

      "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

      "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) four percent (4%) above the Note Rate.

      "DEFEASED NOTE" shall have the meaning set forth in Section 2.4 hereof.

      "DEFEASED PROPERTY" shall have the meaning set forth in Section 2.4 hereof.

      "DEFEASANCE COLLATERAL" shall have the meaning set forth in Section 2.4 hereof.

      "DEFEASANCE DATE" shall have the meaning set forth in Section 2.4 hereof.

      "DEFEASANCE EVENT" shall have the meaning set forth in Section 2.4 hereof.

      "DEFEASANCE SECURITY AGREEMENT" shall have the meaning set forth in
Section 2.4 hereof.

      "DISCLOSURE DOCUMENT" shall have the meaning set forth in Section 13.5 hereof.

      "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

      "ELIGIBLE INSTITUTION" shall mean Bank of America, N.A. or a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least "A-1+" by S&P, "P-1" by Moody's and "F-1+" by Fitch (to the extent such Rating Agency has rated the Securities in a Securitization) in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's (to the extent such Rating Agency has rated the Securities in a Securitization)).

      "ENVIRONMENTAL LAW" shall have the meaning set forth in Section 12.5 hereof.

      "ENVIRONMENTAL LIENS" shall have the meaning set forth in Section 12.5 hereof.

      "ENVIRONMENTAL REPORT" shall have the meaning set forth in Section 12.5 hereof.

      "ENVIRONMENTAL VIOLATION" shall have the meaning set forth in the Operating Lease.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statutes thereto and applicable regulations issued pursuant thereto in temporary or final form.

      "EVENT OF DEFAULT" shall have the meaning set forth in Section 11.1 hereof.

      "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

      "EXCHANGE ACT FILING" shall have the meaning set forth in Section 5.11(c) hereof.

      "FF&E EXPENDITURES" shall mean, for any period, the amount expended for the purchase of furniture, fixtures or equipment.

      "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

      "FISCAL YEAR" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

      "FITCH" shall mean Fitch, Inc.

      "FORCE MAJEURE" shall mean the failure or inability of Borrower to perform any obligation hereunder by reason of any act of God, enemy or hostile government action, civil commotion, insurrection, sabotage, acts of terrorism, strikes or lockouts or any other reason solely due to cause or causes beyond the control of Borrower, Operating Lessee or any Affiliate of either of the foregoing.

      "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

      "GROUNDWATER MANAGEMENT PLAN" shall mean the groundwater management plan prepared by ATC as #05-2004-042 "Proposal for Ltd Assessment (3-MW

Installations) & Semi-Annual Monitoring Activities for Three Years", as the same may be amended, replaced, supplemented or otherwise modified from time to time.

      "GROUNDWATER MONITORING EVENTS" shall have the meaning set forth in
Section 9.3 hereof.

      "GROUNDWATER MONITORING RESERVE ACCOUNT" shall have the meaning set forth in Section 9.3 hereof.

      "GROUNDWATER MONITORING RESERVE FUNDS" shall have the meaning set forth in
Section 9.3 hereof.

      "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, municipal, city, town, special district or otherwise) whether now or hereafter in existence.

      "HAZARDOUS MATERIALS" shall have the meaning set forth in Section 12.5 hereof.

      "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

      "INDEMNIFIED PARTIES" shall mean (a) Lender, (b) any prior owner or holder of the Loan or Participations in the Loan, (c) any servicer or prior servicer of the Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and
(h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties' assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Mortgages.

      "INDEPENDENT DIRECTOR" shall have the meaning set forth in Section 6.4(a).

      "INDIVIDUAL PROPERTY" shall mean each parcel of real property, the Improvements thereon and all Personal Property owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such Property and Improvements, as more particularly described in each Mortgage and referred to therein as the "Property", including any Release Property prior to its release or any Substitute Property upon its substitution.

      "INITIAL CURE DATE" shall have the meaning set forth in Section 11.1(o) hereof.

      "INSURANCE PREMIUMS" shall have the meaning set forth in Section 8.1(b) hereof.

      "INSURANCE PROCEEDS" shall have the meaning set forth in Section 8.4(b) hereof.

      "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

      "INVESTMENT GRADE" shall mean a rating of "BBB-" or its equivalent by the Rating Agencies.

      "INVESTOR" shall have the meaning set forth in Section 13.3 hereof.

      "ISSUER GROUP" shall have the meaning set forth in Section 13.5(b) hereof.

      "ISSUER PERSON" shall have the meaning set forth in Section 13.5(b) hereof.

      "LEASE" shall have the meaning set forth in the Mortgage with respect to each Individual Property, including, without limitation, the Operating Lease.

      "LEGAL REQUIREMENTS" shall mean, with respect to each Individual Property, all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or actually known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

      "LIEN" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, Borrower's interest in the related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances, but excluding any furniture, fixtures and/or equipment owned by Operating Lessee or any subtenant at the Properties.

      "LLC AGREEMENT" shall have the meaning set forth in Section 6.1(c).

      "LOAN" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

      "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignment of Management Agreement, the Cash Management Agreement, the Subordination Agreement and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "LOCKBOX ACCOUNT" shall mean an Eligible Account established pursuant to the Cash Management Agreement for deposit of all Rents and other receipts from the Properties.

      "LOCKOUT PERIOD" shall mean the period commencing on the date hereof and ending on the date which is six (6) months prior to the Maturity Date.

      "LOSSES" shall mean any and all direct claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable attorneys' fees and costs).

      "MANAGEMENT AGREEMENT" shall mean, with respect to any Individual Property, the management agreement entered into by and between Mercury Partners and Manager, pursuant to which Manager is to provide management and other services with respect to such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms of this Agreement.

      "MANAGER" shall mean U-HAUL SELF-STORAGE MANAGEMENT (WPC), INC., a Nevada corporation or such other entity selected as the manager of the Properties or any Individual Property in accordance with the terms of this Agreement.

      "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect, as determined by Lender in its reasonable discretion, on (i) the business, operations, property or condition (financial or otherwise) of Borrower, (ii) the ability of Borrower to repay principal and interest on the Loan or to pay or perform any of its material obligations, liabilities and indebtedness under this Agreement, the Note or the Mortgages as such payment or performance becomes due in accordance with the terms thereof, (iii) the ability of Borrower Principal to pay or perform its obligations, liabilities and indebtedness under this Agreement as such payment or performance becomes due in accordance with the terms thereof, or (iv) the rights, powers and remedies of Lender under this Agreement, the Note and the Mortgages or the validity, legality or enforceability of this Agreement, the Note or the Mortgages.

      "MATURITY DATE" shall mean May 1, 2014.

      "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

      "MEMBER" shall have the meaning set forth in Section 6.1(c).

      "MERCURY 99 GUARANTY" shall mean that certain Guaranty and Suretyship Agreement dated as of March 31, 2004 made by Mercury 99, LLC, a Nevada limited liability company to Borrower.

      "MERCURY OPERATING INCOME" shall mean, with respect to any period of time, with respect to the operation of the Properties as contemplated by the Mercury Partners Lease, all income of Borrower and/or Operating Lessee, as applicable, computed on a cash basis, derived from the ownership and operation of the Properties from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income from any source other than the escrow accounts, Reserve Accounts or other accounts required pursuant to the Loan Documents, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, percentage rents, unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, non-recurring or extraordinary income, including, without limitation, proceeds from the sale of an Individual Property, lease termination payments, and any disbursements to Borrower from the Reserve Funds

      "MERCURY PARTNERS" shall mean Mercury Partners Limited Partnership.

      "MERCURY PARTNERS LEASE" shall mean that certain Lease Agreement dated as of March 31, 2004 between Borrower, as landlord, and Mercury Partners, as tenant.

      "MERCURY PARTNERS SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement dated as of the date hereof between Mercury Partners and Lender.

      "MONTHLY PAYMENT AMOUNT" shall mean the monthly payment of interest and principal due on each Scheduled Payment Date as set forth in Section 2.2(b) hereof.

      "MOODY'S" shall mean Moody's Investor Services, Inc.

      "MORTGAGE" shall mean, with respect to each Individual Property, that certain first priority mortgage/deed of trust/deed to secure debt and security agreement dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "NEGATIVE PLEDGE AGREEMENT" shall mean collectively those certain Negative Pledge Agreements by and between Borrower and Mercury Investments, Inc. with respect to the ownership interests of Mercury Investments, Inc. in Mercury Partners and by and between Borrower and Mark Shoen with respect to the ownership interests of Mark Shoen in Mercury Investments, Inc.

      "NET OPERATING INCOME" shall mean, with respect to any period of time, the amount obtained by subtracting Operating Expenses from Operating Income.

      "NET PROCEEDS" shall have the meaning set forth in Section 8.4(b) hereof.

      "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in Section 8.4(b)(vi) hereof.

      "NON-COMPETE AGREEMENT" shall have the meaning set forth in the Operating Lease.

      "NOTE" shall mean that certain promissory note of even date herewith in the principal amount of $183,000,000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "NOTE RATE" shall mean an interest rate equal to 6.449% per annum.

      "O&M PROPERTIES" shall mean, the following Individual Properties: (i) 9250 Marshall, Lenexa, KS, (ii) 4504 W. NW Hwy, Crystal Lk, IL, (iii) 8518 Hwy 6 South, Houston, TX, (iv) 11855 S. Cicero, Alsip, IL, (v) 14523 Telegraph, Woodbridge, VA, (vi) 780 E. 138th, New York, NY, (vii) 8671 Central Ave, Capitol Hts, MD, (viii) 804 W. Roslyn, Colonial Hts, VA, (ix) 3425 S. 40th St., Phoenix, AZ, (x) 499 Montgomery, Chicopee, MA, (xi) 4100 Barksdale, Bossier Cty, LA,
(xii) 103530 Overseas Hwy, Key Largo, FL (xiii) 523 Hamric, Oxford, AL, (xiv) 499 Montgomery, Chicopee, MA.

      "OFFERING DOCUMENT DATE" shall have the meaning set forth in Section 5.11(c)(i)(D) hereof.

      "OPERATING EXPENSES" shall mean, with respect to any period of time, the sum of (i) the greater of (a) with respect to the operation of the Properties as contemplated by the Mercury Partners Lease, the total of all expenses actually paid or payable, computed on a cash basis, of whatever kind relating to the operation, maintenance and management of the Properties, including without limitation, utilities, ordinary repairs and maintenance, Insurance Premiums, license fees, Taxes and Other Charges, advertising expenses, payroll and related taxes, computer processing charges, management fees equal to the greater of 6% of the Operating Income of the Properties as contemplated by the Mercury Partners Lease and the management fees actually paid under the Management Agreement, operational equipment or other lease payments as approved by Lender, but specifically excluding depreciation and amortization, income taxes, Debt Service, Operating Lease Payments, any incentive fees due under the Management Agreement, any item of expense that in accordance with GAAP should be capitalized but only to the extent the same would qualify for funding from the Reserve Accounts, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any Tenant under such Tenant's Lease or other agreement, and deposits into the Reserve Accounts and (b) forty-percent (40%) of the Mercury Operating Income plus (ii) normalized Capital Expenditures equal to $0.15 per square foot per annum.

      "OPERATING INCOME" shall mean, with respect to any period of time, the sum of (i) the Mercury Operating Income and (ii) fifty percent (50%) of the Operating Lease Payment due pursuant to the U-Move Lease.

      "OPERATING LEASE" shall mean, individually and/or collectively, as the context may require, the Mercury Partners Lease and the U-Move Lease.

      "OPERATING LEASE DEFAULT DEPOSIT" shall have the meaning set forth in
Section 11.l(o) hereof.

      "OPERATING LEASE GUARANTY" shall mean, individually and/or collectively, as the context may require, (i) that UHaul Guaranty and (ii) the Mercury 99 Guaranty.

      "OPERATING LEASE PAYMENTS" shall mean all rent (including, without limitation, base rent and additional rent) and all other charges due and payable by Operating Lessee to Borrower pursuant to the Operating Lease.

      "OPERATING LESSEE" shall mean, individually and/or collectively, as the context may require, Mercury Partners and UHaul Moving.

      "OPERATING LESSEE PRINCIPAL" shall have the respective meaning set forth in the Mercury Partners Subordination Agreement.

      "OPERATING LESSEE SPE ENTITIES" shall mean collectively, Operating Lessee and Operating Lessee Principal.

      "OPERATIONS DEBT SERVICE COVERAGE RATIO" shall mean, as of any date of determination, for the applicable period of calculation, the ratio, as determined by Lender, of (i) Net Operating Income to (ii) the aggregate amount of Debt Service which would be due for the same period assuming the maximum principal amount of the Loan is outstanding (but, for the purpose of this definition only, any sums then contained in the Required DSCR Reserve shall not be deemed outstanding) and calculated at a mortgage constant equal to nine and one-quarter percent (9.25%) or such other mortgage constant as may be required from time to time by the Rating Agencies.

      "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

      "PARTICIPATIONS" shall have the meaning set forth in Section 13.1 hereof.

      "PERMITTED ENCUMBRANCES" shall mean, with respect to an Individual Property, collectively, (a) the Lien and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to such Individual Property, (c) Liens, if any, for Taxes imposed by any Governmental

Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

      "PERMITTED INVESTMENTS" shall mean to the extent available from Lender or Lender's servicer for deposits in the Reserve Accounts and the Lockbox Account, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by a servicer of the Loan, the trustee under any securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the funds used to acquire such investment are required to be used under this Agreement and meeting one of the appropriate standards set forth below:

      (a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) be rated "AAA" or the equivalent by each of the Rating Agencies,
(iii) if rated by S&P, must not have an "r" highlighter affixed to their rating,
(iv) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (v) such investments must not be subject to liquidation prior to their maturity;

      (b) Federal Housing Administration debentures;

      (c) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

      (d) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

      (e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

      (f) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

      (g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

      (h) units of taxable money market funds or mutual funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds or mutual funds; and

      (i) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (i) Lender and (ii) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments, (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or (C) such obligation or security has a remaining term to maturity in excess of one (1) year.

      "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

      "PERSONAL PROPERTY" shall have the meaning set forth in the granting clause of the Mortgages.

      "PHYSICAL CONDITIONS REPORT" shall mean, with respect to each Individual Property, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion.

      "POLICIES" shall have the meaning specified in Section 8.1(b) hereof.

      "PROHIBITED TRANSFER" shall have the meaning set forth in Section 7.2 hereof.

      "PROPERTIES" shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

      "PROPERTY" shall mean, as the context may require, the Properties or an Individual Property.

      "PROVIDED INFORMATION" shall have the meaning set forth in Section 13.4(a) hereof.

      "QUALIFIED MANAGER" shall mean (1) Manager or one or more of its Affiliates, (2) an Affiliate of WPC formed solely to manage the Properties, or
(3) such other reputable professional management organization that has (or whose principals or key management have), together with its Affiliates, (a) not less than five (5) years experience managing properties of a type, quality and size similar to the Properties, totaling in the aggregate not less than (y) 3,000,000 square feet and (z) 30,000 units and (b) prior to whose employment as manager of the Properties (i) prior to the occurrence of a Securitization, such employment shall have been approved by Lender, and (ii) after the occurrence of a Securitization, Lender shall have received written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the then current ratings of the Securities.

      "QUALIFIED TRANSFEREE" shall mean any one of the following Persons:

            (i) a pension fund, pension trust or pension account that (a) has total real estate assets of at least $750 Million and (b) is managed by a Person who controls at least $750 Million of real estate equity assets; or

            (ii) a pension fund advisor who (a) immediately prior to such transfer, controls at least $750 Million of real estate equity assets and
      (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

            (iii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a net worth, as of a date no more than six (6) months prior to the date of the transfer, of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $750 Million; or

            (iv) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $750 Million; or

            (v) any Person (a) with a long-term unsecured debt rating from the Rating Agencies of at least "BBB-" (or its equivalent) or (b) who (i) is, or, simultaneously with the applicable transfer enters into a Management Agreement with, a Qualified Manager and (ii) has a net worth, as of a date no more than six (6) months prior to the date of such transfer, of at least $500 Million; or

            (vi) any other Person (a) approved by Lender or (b) if a Securitization shall have occurred, approved by Lender and the Rating Agencies.

      "RATING AGENCIES" shall mean (i) prior to a Securitization, each of S&P, Moody's and Fitch and any other nationally-recognized statistical rating agency which has been approved by Lender, and (ii) after a Securitization has occurred, each such Rating Agency which has rated the Securities in such Securitization. If only a portion of the Loan is part of a Securitization, clause (i) shall apply to the portion that is not part of a Securitization and clause (ii) shall apply only to that portion that is part of a Securitization.

      "REA" shall mean any construction, operation and reciprocal easement agreement or similar agreement (including any separate agreement or other agreement between Borrower and one or more other parties to an REA with respect to such REA) affecting any Individual Property or portion thereof.

      "RELEASE" shall have the meaning set forth in Section 12.5 hereof.

      "RELEASE PRICE" shall mean, for each Individual Property, one hundred twenty-five percent (125%) of the Allocated Loan Amount for such Individual Property.

      "RELEASE PROPERTY" shall have the meaning set forth in Section 2.8 hereof.

      "REMAINING PROPERTY" shall have the meaning set forth in Section 2.4 hereof.

      "REMIC PROHIBITION PERIOD" shall have the meaning set forth in Section 2.4 hereof.

      "REMIC TRUST" shall mean a "real estate mortgage investment conduit" (within the meaning of Section 860D, or applicable successor provisions, of the Code) that holds the Note.

      "RENT ROLL" shall have the meaning set forth in Section 4.24 hereof.

      "RENTS" shall have the meaning set forth in the Mortgages with respect to each Individual Property.

      "REPLACEMENT MANAGEMENT AGREEMENT" shall mean, collectively, (a) either
(i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualified Manager, which management agreement shall be subject to then current market terms and conditions; and (b) an assignment of management agreement substantially in the form of the Assignment of Management Agreement (or such other form reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager.

      "REPLACEMENT RESERVE ACCOUNT" shall have the meaning set forth in Section 9.2(b) hereof.

      "REPLACEMENT RESERVE FUNDS" shall have the meaning set forth in Section 9.2(b) hereof.

      "REPLACEMENTS" shall have the meaning set forth in Section 9.2(a) hereof.

      "REQUIRED DSCR OPERATIONS DEBT SERVICE COVERAGE RATIO" shall mean, as of any date of determination, for the applicable period of calculation, the ratio, as determined by Lender, of (i) Net Operating income to (ii) the aggregate amount of Debt Service which would be due for the same period assuming the maximum principal amount of the Loan is outstanding (including, without limitation, any sums then contained in the Required DSCR Reserve) and calculated at a mortgage constant equal to nine and one-quarter percent (9.25%) or such other mortgage constant as may be required from time to time by the Rating Agencies.

      "REQUIRED DSCR RESERVE ACCOUNT" shall have the meaning set forth in
Section 9.7(a) hereof.

      "REQUIRED DSCR RESERVE FUNDS" shall have the meaning set forth in Section 9.7(b) hereof.

      "REQUIRED REPAIRS" shall have the meaning set forth in Section 9.1 hereof.

      "REQUIRED WORK" shall have the meaning set forth in Section 9.4 hereof.

      "RESERVE ACCOUNTS" shall mean the Tax and Insurance Reserve Account, the Replacement Reserve Account, the Required DSCR Reserve Account, the Groundwater Monitoring Reserve Account or any other escrow account established by the Loan Documents.

      "RESERVE FUNDS" shall mean the Tax and Insurance Reserve Funds, the Replacement Reserve Funds, the Required DSCR Reserve Funds, the Groundwater Monitoring Reserve Funds or any other escrow funds established by the Loan Documents.

      "RESPONSIBLE OFFICER" means with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, senior vice president, executive vice president, treasurer or vice president-finance of such Person.

      "RESTORATION" shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of an Individual Property, the completion of the repair and restoration of such Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

      "RESTORATION CONSULTANT" shall have the meaning set forth in Section 8.4(b)(iii) hereof.

      "RESTORATION RETAINAGE" shall have the meaning set forth in Section 8.4(b)(iv) hereof.

      "RESTRICTED PARTY" shall have the meaning set forth in Section 7.1 hereof.

      "REVIEWED SECTIONS" shall have the meaning set forth in Section 13.5(b) hereof.

      "SALE OR PLEDGE" shall have the meaning set forth in Section 7.1 hereof.

      "SCHEDULED PAYMENT DATE" shall have the meaning set forth in Section 2.2(b) hereof.

      "SECURITIES" shall have the meaning set forth in Section 13.1 hereof.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

      "SECURITIES LIABILITIES" shall have the meaning set forth in Section 13.5 hereof.

      "SECURITIZATION" shall have the meaning set forth in Section 13.1 hereof.

      "SERVICE LICENSES" shall have the meaning set forth in Section 4.1.21 hereof.

      "SPECIAL MEMBER" shall have the meaning set forth in Section 6.1(c).

      "SPE COMPONENT ENTITY" shall have the meaning set forth in Section 6.1(b) hereof.

      "STANDARD STATEMENTS" shall have the meaning set forth in Section 5.11(c)(i)(A) hereof.

      "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "STATE" shall mean, with respect to an Individual Property the State in which such Individual Property or any part thereof is located.

      "SUBORDINATION AGREEMENT" shall mean, individually and/or collectively, as the context may require, the Mercury Partners Subordination Agreement and U-Move Subordination Agreement.

      "SUBORDINATION AGREEMENT DEFAULT DEPOSIT" shall have the meaning set forth in Section 11.1(k) hereof.

      "SUBORDINATION AGREEMENT INITIAL CURE DATE" shall have the meaning set forth in Section 11.1 (k) hereof.

      "SUBSTITUTE ALLOCATED LOAN AMOUNT" shall have the meaning set forth in
Section 2.8 hereof.

      "SUBSTITUTE PROPERTY" shall have the meaning set forth in Section 2.8 hereof.

      "SUCCESSOR BORROWER" shall have the meaning set forth in Section 2.4 hereof.

      "SURVEY" shall mean, with respect to an Individual Property, a survey prepared by a surveyor licensed in the State where such Individual Property is located and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

      "TAX AND INSURANCE RESERVE FUNDS" shall have the meaning set forth in
Section 9.6 hereof.

      "TAX AND INSURANCE RESERVE ACCOUNT" shall have the meaning set forth in
Section 9.6 hereof.

      "TAXES" shall mean all real estate and personal property taxes, assessments, condominium charges or assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

      "TENANT" shall mean any Person leasing, subleasing or otherwise occupying any portion of any Individual Property under a Lease or other occupancy agreement with Borrower.

      "TERMINATION AMOUNT" shall have the meaning set forth in the Operating Lease.

      "THRESHOLD AMOUNT" shall have the meaning set forth in the Operating
Lease.

      "TITLE INSURANCE POLICY" shall mean that certain ALTA mortgagee title insurance policy issued with respect to each Individual Property and insuring the Lien of a Mortgage.

      "TRANSFEREE" shall have the meaning set forth in Section 7.5 hereof.

      "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State where the applicable Individual Property is located.

      "UHAUL GUARANTY" shall mean that certain Guaranty and Suretyship Agreement dated as of March 31, 2004 made by U-Haul International, Inc., a Nevada corporation to Borrower.

      "UHAUL MOVING" shall mean UHaul Moving Partners, Inc., a Nevada corporation

      "U-MOVE LEASE" shall mean that certain Lease Agreement dated as of March 31, 2004 between Borrower, as landlord, and UHaul Moving, as tenant.

      "U-MOVE SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement dated as of the date hereof between UHaul Moving and Lender.

      "UNDEFEASED NOTE" shall have the meaning set forth in Section 2.4 hereof.

      "UNDERWRITER GROUP" shall have the meaning set forth in Section 13.5(b) hereof.

      "WPC" shall mean W.P. Carey & Co LLC.

      Section 1.2 Principles of Construction.

      All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                           ARTICLE 2 - GENERAL TERMS

      Section 2.1 Loan Commitment; Disbursement to Borrower

      (a) Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

      (b) Borrower may request and receive only one borrowing in respect of the Loan and any amount borrowed and repaid in respect of the Loan may not be reborrowed.

      (c) The Loan shall be evidenced by the Note and secured by the Mortgages and the other Loan Documents.

      (d) Borrower shall use the proceeds of the Loan to (i) pay certain costs in connection with the acquisition and financing of the Properties, (ii) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (iii) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (iv) fund any working capital requirements of the Properties, and (v) distribute the balance, if any, to its partners, members or shareholders, as applicable.

      Section 2.2 Loan Payments

      (a) The Loan shall bear interest at a fixed rate per annum equal to the Note Rate. Interest shall be computed based on the daily rate produced assuming a three hundred sixty (360) day year, multiplied by the actual number of days elapsed. Except as otherwise set forth in this Agreement, interest shall be paid in arrears.

      (b) Borrower hereby agrees to pay sums due under the Note as follows: An initial payment of $65,564.84 is due on the Closing Date for interest from the Closing Date through and including April 30, 2004. Thereafter, except as may be adjusted in accordance with the last sentence of Section 2.2(c), consecutive monthly installments of principal and interest in an amount equal to $1,229,803.60 shall be payable pursuant to the terms of Section 2.2(d) (the "MONTHLY PAYMENT AMOUNT") on the first (1st) day of each month beginning on June 1, 2004 (each a "SCHEDULED PAYMENT DATE") until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on the Maturity Date.

      (c) The Monthly Payment Amount shall mean the amount of interest and principal which would be due in order to fully amortize the principal amount of the Loan, over an amortization term of twenty-five (25) years assuming an annual interest rate equal to the Note Rate, computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each. Borrower expressly understands and agrees that such computation of interest based on a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each is solely for the purpose of determining the Monthly Payment Amount, and, notwithstanding such computation, interest shall accrue on the outstanding principal amount of the Loan as provided in Section 2.2(a) above. Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Loan. Borrower recognizes that such interest accrual requirement will not fully amortize the Loan within the amortization period set forth above. Following any partial prepayment occurring solely as a result of the application of Insurance Proceeds or Awards pursuant to the terms of this Agreement, Lender may, in its sole and absolute discretion, adjust the Monthly Payment Amount to give effect to any such partial prepayment, provided, however, that in no event will any such adjustment result in any such installment becoming due and payable on any date after the Maturity Date.

      (d) Each payment by Borrower hereunder or under the Note shall be payable at P.O. Box 515228, Los Angeles, California 90051-6528, Attn: Commercial Mortgage Loan Servicing #1777, or at such other place as the Lender may designate from time to time in writing, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.

      (e) Prior to the occurrence of an Event of Default, all monthly payments made as scheduled under this Agreement and the Note shall be applied first to the payment of interest computed at the Note Rate, and the balance toward the reduction of the principal amount of the Note. All voluntary and involuntary prepayments on the Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal amount, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion, including, but not limited to, application to principal installments in inverse order of maturity. Following the occurrence of an Event of Default, any payment made on the Note shall be applied to accrued but unpaid interest, late charges, accrued fees, the unpaid principal amount of the Note, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion.

      (f) All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

      Section 2.3 Late Payment Charge

      If any principal or interest payment is not paid by Borrower on or before the date after the same is due, Borrower shall pay to lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents to the extent permitted by applicable law.

      Section 2.4 Prepayment; Defeasance

      Except as otherwise expressly permitted by this Section 2.4 no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under the Note can be made by Borrower or any other Person without the express written consent of Lender.

      (a) Lockout Period. Borrower has no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of the Loan during the Lockout Period. Notwithstanding the foregoing, if either
(i) Lender, in its sole and absolute discretion, accepts a full or partial voluntary prepayment during the Lockout Period or (ii) there is an involuntary prepayment during the Lockout Period, then, in either case, Borrower shall, in addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender a prepayment premium in an amount calculated in accordance with Section 2.4(e) hereof.

      (b) Defeasance.

            (i) Notwithstanding, any other provision of this Section 2.4 to the contrary, including, without limitation, subsection (a) of this Section 2.4, at any time other than during a REMIC Prohibition Period, Borrower may (1) voluntarily defease in whole the Note and obtain releases from the Liens of the Mortgages of all of the Properties or (2) partially defease the Note and obtain a release from the Lien of the Mortgage of one or more Individual Property, but less than all of the Properties, in each case together with all improvements thereon and other property appurtenant thereto which is collateral for the Loan evidenced hereby (each Individual Property being released from the Lien of the Mortgage is referred to as a "DEFEASED PROPERTY", and the Individual Properties remaining subject to the Lien of the Mortgages are referred to collectively as the "REMAINING PROPERTY"), upon the satisfaction of the following conditions (a "DEFEASANCE EVENT"):

                  (A) Borrower shall give Lender not less than sixty (60) (but not more than ninety (90)) days prior written notice, specifying (i) the date (the "DEFEASANCE DATE") on which the Defeasance Collateral is to be delivered, such date being on a Scheduled Payment Date; provided, however, that Borrower shall have the right (1) to cancel such notice by providing Lender with notice of cancellation ten (10) days prior to the scheduled Defeasance Date, or (2) to extend the scheduled Defeasance Date until the next Scheduled Payment Date; provided that in each case, Borrower shall pay all of Lender's costs and expenses incurred as a result of such cancellation or extension,
            (ii) the principal amount of the Loan to be defeased and (iii) the Individual Property to be released;

                  (B) All accrued and unpaid interest and other sums due under this Agreement, the Note and under the other Loan Documents up to the Defeasance Date, including, without limitation, all reasonable costs and expenses incurred by Lender or its agents in connection with such partial release (including, without limitation, any legal fees and expenses incurred in connection with obtaining and reviewing the Defeasance Collateral and the preparation of the Defeased Note, the Undefeased Note, the Defeasance Security Agreement and related documentation), shall be paid in full on or prior to the Defeasance Date;

                  (C) No Event of Default shall exist under any of the Loan
            Documents;

                  (D) In the event only a portion of the Note is the subject of a Defeasance Event, Lender, at Borrower's expense, shall prepare all necessary documents to sever the indebtedness evidenced by the Note into two substitute notes, one (the "DEFEASED NOTE") having a principal balance equal to the defeased portion of the original Note, and the other (the "UNDEFEASED NOTE") having a principal balance equal to the undefeased portion of the original Note as of the Defeasance Date. The Defeased Note and the Undefeased Note shall have identical terms as the original Note, except for the principal balance, and the Defeased Note or Defeased Notes and the Undefeased Note or Undefeased Notes shall be crossed-defaulted with each other. A Defeased Note cannot be the subject of any further Defeasance. An Undefeased Note may be the subject of a further Defeasance in accordance with the terms of this Section;

                  (E) Borrower shall deliver the following to Lender on or prior to the Defeasance Date:

                        (1) a pledge and security agreement, in form and substance which would be satisfactory to a prudent lender, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the "DEFEASANCE SECURITY AGREEMENT"), which shall provide, among other things, that any excess received by Lender from the Defeasance Collateral over the amounts payable under the Note or the Defeased Note, as applicable, which excess amounts are not required to cover all or any portion of amounts payable on a Scheduled Payment Date, shall be refunded to Borrower promptly after each such Scheduled Payment Date;

                        (2) direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent the applicable Rating Agencies rating the Securities have confirmed in writing will not cause a downgrade, withdrawal or qualification of the initial, or, if higher, then applicable ratings of the Securities (the "DEFEASANCE COLLATERAL"), which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Defeasance Date upon which interest and principal payments are required under the Note, in the case of a Defeasance Event for the entire outstanding principal balance of the Note, or the Defeased Note, in the case of a Defeasance Event for only a portion of the outstanding principal balance of the Note, as applicable and in amounts equal to the scheduled payments due on such dates under the Note or the Defeased Note, as applicable (including without limitation scheduled payments of principal, interest and the charges of the Rating Agencies) and assuming such the Note or the Defeased Note, as applicable, is paid in full on the Maturity Date, each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender in its sole discretion (including, without limitation, such certificates, documents and instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the

                        Defeasance Security Agreement the first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests;

                        (3) a certificate of Borrower certifying that all of the requirements set forth in this Section have been satisfied in all material respects;

                        (4) one or more opinions of counsel for Borrower in form and substance and delivered by counsel which would be satisfactory to a prudent lender stating, among other things, that (i) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, (ii) in the event of a bankruptcy proceeding or similar occurrence with respect to Borrower, none of the Defeasance Collateral nor any proceeds thereof will be property of Borrower's estate under Section 541 of the Bankruptcy Code or any similar statute and the grant of security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law, (iii) the release of the Lien of the Mortgage and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds the Note to fail to maintain its status as a REMIC Trust and (iv) the defeasance will not cause any REMIC Trust to be an "investment company" under the Investment Company Act of 1940;

                        (5) Lender has received written confirmation from any Rating Agency rating any Securities that such substitution of the Defeasance Collateral will not result in a downgrade, withdrawal or qualification of the ratings then assigned to any of the Securities;

                        (6) a certificate in form and scope acceptable to Lender in its sole discretion from an Acceptable Accountant certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under the Note or the Defeased Note, as applicable (including the scheduled outstanding principal balance of the Note or the Defeased Note, as applicable, due on the Maturity Date);

                        (7) in the event only a portion of the Note is the subject of a Defeasancs Event, evidence reasonably acceptable to Lender that the Undefeased Note will continue to be secured by the Mortgages; and

                        (8) such other certificates, opinions, documents or instruments as Lender may reasonably require.

            (ii) Upon a defeasance in accordance with Section, Borrower shall, at Lender's sole and absolute discretion, assign all its obligations and rights under the Defeased Note to a special-purpose bankruptcy-remote entity ("SUCCESSOR BORROWER") to be formed by Borrower at its sole cost and expense. In connection therewith, the Successor Borrower shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrower's obligations under the Note or the Defeased Note, as applicable, and the Defeasance Security Agreement. The sole asset of Successor Borrower shall be the Defeasance Collateral. In connection with such assignment and assumption, Borrower and/or Successor Borrower shall:

                  (A) deliver to Lender an opinion of counsel in form and
            substance (but subject to customary qualifications and limitations) and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, that such assumption agreement is enforceable against Borrower and Successor Borrower, as applicable, in accordance with its terms and that the Note or the Defeased Note, as applicable, and the Defeasance Security Agreement and any other documents executed in connection with such defeasance are enforceable against Successor Borrower, and, in the event only a portion of the Note is the subject of a Defeasance Event, the Undefeased Note remains enforceable against Borrower, each in accordance with their respective terms, and

                  (B) pay all costs and expenses incurred by Lender or its
            agents in connection with such assignment and assumption (including, without limitation, reasonable attorneys' fees, costs and disbursements).

Upon an assumption by Successor Borrower acceptable to Lender, (i) Borrower shall be relieved of its obligations under the Note or the Defeased Note, as applicable, and the Defeasance Security Agreement and, to the extent such documents relate to the Defeased Property, the other Loan Documents, and (ii) in the event only a portion of the Note is the subject of a Defeasance Event, if the Defeased Property is owned other than by the owner of the Remaining Property, then the owner of the Defeased Property shall be relieved of its obligations under the Undefeased Note and the other Loan Documents for matters occurring following the partial defeasance.

      (c) Upon compliance with the requirements of this Section, (1) in the event the entire Note is the subject of a Defeasance Event, the Properties shall be released from the Liens of the Mortgages and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure the Note or (2) in the event only a portion of the Note is the subject of a Defeasance Event the Defeased Property shall be released from the Lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure the Defeased Note. Lender will, at Borrower's expense, execute and deliver any agreements reasonably requested by Borrower to release the Lien of the Mortgage from the Defeased Property.

      (d) For purposes of this Section 2.4, "REMIC PROHIBITION PERIOD" mean the latest to occur of (i) two (2) years from the "startup day" within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust with respect to a Securitization of Note A-1 and (ii) two (2) years from the "startup day" within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust with respect to a Securitization of Note A-2, (iii) two (2) years from the "startup day" within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust with respect to a Securitization of Note B or (iv) four (4) years from the Closing Date. In no event shall Lender have any obligation to notify Borrower that a REMIC Prohibition Period is in effect with respect to the Loan, except that Lender shall notify Borrower if any REMIC Prohibition Period is in effect with respect to the Loan after receiving any notice described in this Section 2.4; provided, however, that the failure of Lender to so notify Borrower shall not impose any liability on Lender or grant Borrower any right to defease the Loan during any such REMIC Prohibition Period.

      (e) Involuntary Prepayment During the Lockout Period. During the Lockout Period, in the event of any involuntary prepayment of the Loan or any other amount under the Note, whether in whole or in part, in connection with or following Lender's acceleration of the Note or otherwise, and whether the Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, including, without limitation, repayment of the Loan by Borrower or any other Person pursuant to any statutory or common law right of redemption, Borrower shall, in addition to any portion of the principal balance of the Loan prepaid (together with all interest accrued and unpaid thereon and in the event the prepayment is made on a date other than a Scheduled Payment Date, a sum equal to the amount of interest which would have accrued under the Note on the amount of such prepayment if such prepayment had occurred on the next Scheduled Payment
Date), pay to Lender a prepayment premium in an amount calculated in accordance with this Section 2.4(e). Such prepayment premium shall be in an amount equal to the greater of:

            (i) 1% of the portion of the Loan being prepaid; or

            (ii) the product obtained by multiplying:

                  (A) the portion of the Loan being prepaid, times;

                  (B) the difference obtained by subtracting (I) the Yield Rate from (II) the Note Rate, times;

                  (C) the present value factor calculated using the following formula:

                  1-(1+r)-n
                  ---------
                      r

                  r =           Yield Rate

                  n = the number of years and any fraction thereof, remaining between the date the prepayment is made and the Maturity Date of the Note.

As used herein, "YIELD RATE" means the yield rate for the 4.00% U.S. Treasury Security due February 15, 2014, as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the Yield Rate is not published for such U.S. Treasury Security, then the "Yield Rate" shall mean the yield rate for the nearest equivalent U.S. Treasury Security (as selected at Lender's sole and absolute discretion) as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the publication of such Yield Rate in The Wall Street Journal is discontinued, Lender shall determine such Yield Rate from another source selected by Lender in Lender's sole and absolute discretion. The "PREPAYMENT CALCULATION DATE" shall mean, as applicable, the date on which (i) Lender applies any partial prepayment to the reduction of the outstanding principal amount the Note, in the case of a voluntary partial prepayment which is accepted by Lender, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

      (f) Insurance and Condemnation Proceeds; Excess Interest. Notwithstanding any other provision herein to the contrary, and provided no Event of Default exists, Borrower shall not be required to pay any prepayment premium and no Defeasance Collateral shall be due in connection with any prepayment occurring solely as a result of (i) the application of Insurance Proceeds or Condemnation Proceeds (including any Termination Amount paid in accordance with the Operating Lease) pursuant to the terms of the Loan Documents or (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Loan.

      (g) After the Lockout Period. Commencing on the day after the expiration of the Lockout Period, and upon giving Lender at least sixty (60) days (but not more than ninety (90) days) prior written notice, Borrower may voluntarily prepay (without premium) the Note in whole (but not in part) on a Scheduled Payment Date. Lender shall accept a prepayment pursuant to this Section 2.4(g) on a day other than a Scheduled Payment Date provided that, in addition to payment of the full outstanding principal balance of the Note, Borrower pays to Lender a sum equal to the amount of interest which would have accrued on the
Note if such prepayment occurred on the next Scheduled Payment Date.

      (h) Limitation on Partial Prepayments. Subject to the provisions of Sections 2.4(e) and (f) hereof, in no event shall Lender have any obligation to accept a partial prepayment.

      Section 2.5 Payments after Default

      Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan,
(a) shall accrue at the Default Rate, and (b) Lender shall be entitled to receive and Borrower shall pay to Lender all cash flow from the Operating Lease in accordance with the terms of the Cash Management Agreement, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (ii) the cure of such Event of Default; provided, however, after payment in full of the Debt, any excess proceeds received by Lender shall be distributed in accordance with the provisions set forth in the Cash Management Agreement. To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgages. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Agreement to accelerate and to continue to demand payment of the Debt upon the happening of and during the continuance any Event of Default, despite any payment by Borrower to Lender.

      Section 2.6 Usury Savings

      This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Note Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal (without prepayment premium or penalty) and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

      Section 2.7 Release of Property.

      Provided no Event of Default has occurred and is continuing, at any time other than during a REMIC Prohibition Period, Borrower may obtain the release of an Individual Property from the Lien of the Mortgage thereon (and related Loan Documents) and the release of Borrower's obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive), but only upon the satisfaction of each of the following conditions:

      (a) Borrower shall provide Lender with at least twenty (20) days but no more than ninety (90) days prior written notice of its request to obtain a release of the Individual Property;

      (b) A wire transfer to Lender of immediately available federal funds (or the delivery to Lender of Defeasance Collateral, if applicable) in an amount equal to the Release Price for the applicable Individual Property, together with
(i) all accrued and unpaid interest on the amount of principal being prepaid on the date of such prepayment and (ii) all other sums due under this Agreement, the Note or the other Loan Documents in connection with a partial prepayment to be calculated and applied in accordance with the provisions of Section 2.4(b) hereof;

      (c) Borrower shall submit to Lender, not less than twenty (20) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate in each State in which the Individual Property is located and shall contain standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an certificate of Borrower certifying that (i) such documentation is in compliance with all applicable Legal Requirements, and (ii) the release will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

      (d) After giving effect to such release, Lender shall have determined that the Operations Debt Service Coverage Ratio for the Properties then remaining subject to the Liens of the Mortgages shall be at least equal to the greater of
(i) 1.60:1.00, and (ii) the lesser of (y) the Operations Debt Service Coverage Ratio for all of the then remaining Properties (including the Individual Property to be released) for the twelve (12) full calendar months immediately preceding the release of the Individual Property and (z) 1.85:1.00;

      (e) After giving effect to such release, Lender shall have determined that the Debt Service Coverage Ratio for the Properties then remaining subject to the Liens of the Mortgages shall be at least equal to the greater of (i) 1.69:1.00, and (ii) the lesser of (y) the Debt Service Coverage Ratio for all of the then remaining Properties (including the

Individual Property to be released) for the twelve (12) full calendar months immediately preceding the release of the Individual Property and (z) 1.90:1.00;

      (f) After giving effect to such release, Lender shall have determined that the loan-to-value ratio with respect to the Properties then remaining subject to the Lien of the Mortgages shall be not greater than the lesser of (i) the aggregate loan-to-value ratio as of the Closing Date with respect to all of the Properties and (ii) the aggregate loan-to-value ratio with respect to the Properties remaining subject to the Lien of the Mortgages immediately prior to the release of the Individual Property;

      (g) Lender shall have received evidence reasonably acceptable to Lender that the Individual Property to be released shall be conveyed to a Person other than Borrower, Borrower Principal, or any Affiliate of either of the foregoing;

      (h) Lender shall have received a certified copy of an amendment to the Operating Lease reflecting the deletion of the Individual Property to be released, but only to the extent that the Operating Lease does not provide for such deletion to occur automatically; and

      (i) Lender shall have received payment of all Lender's reasonable costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the release of the Individual Property from the Lien of the related Mortgage and the review and approval of the documents and information required to be delivered in connection therewith.

      Section 2.8 Substitution of Properties.

      Subject to the terms of this Section, Borrower shall have the right to obtain a release of the Lien of a Mortgage (and the related Loan Documents) encumbering one or more Individual Properties (each, a "RELEASE PROPERTY") by substituting therefor one or more self-storage facilities of like kind and quality acquired by Borrower or an Affiliate of Borrower (provided, however, if the Substitute Property shall be owned by an Affiliate of Borrower said Affiliate (i) shall assume all the obligations of Borrower under this Agreement, the Note and the other Loan Documents and (ii) shall become a party to the Note and the other Loan Documents and shall be bound by the terms and provisions thereof as if it had executed the Note and the other Loan Documents and shall have the rights and obligations of Borrower thereunder) (individually, a "SUBSTITUTE PROPERTY" and collectively, the "SUBSTITUTE PROPERTIES"), provided that the following conditions precedent are satisfied:

      (a) Borrower's right to release and substitute Properties in accordance with this Section shall terminate from and after the time Borrower has substituted fifteen (15) Properties, provided, however, in no event may Properties which represent, in the aggregate, more than twenty-five percent (25%) of the original aggregate Basic Rent be released and substituted in accordance with this Section 2.8.

      (b) Lender shall have received at least thirty (30) days prior written notice requesting the substitution and identifying the Substitute Property and Release Property.

      (c) If the applicable Borrower continues to own an Individual Property subject to the Lien of a Mortgage, Lender shall have received (i) a copy of a deed conveying all of Borrower's right, title and interest in and to the Release Property to a Person other than Borrower, Borrower Principal, or any Affiliate of either of the foregoing pursuant to an arms length transaction and (ii) a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records for the county in which the Release Property is located.

      (d) Lender shall have received a current Appraisal of the Substitute Property prepared within one hundred eighty (180) days prior to the release and substitution (i) showing an appraised value equal to or greater than the appraised value of the Release Property as of the Closing Date, and (ii) which supports an aggregate loan-to-value ratio with respect to the Properties remaining subject to the Lien of the Mortgages after the substitution not greater than the lesser of (A) the aggregate loan-to-value ratio as of the Closing Date with respect to all of the Properties and (B) the aggregate loan-to-value ratio with respect to the Properties remaining subject to the Lien of the Mortgages immediately prior to the date of the proposed substitution.

      (e) Lender shall have received a certificate of Borrower certifying, together with other evidence that would be satisfactory to a prudent institutional mortgage loan lender that, after the substitution of a Substitute Property and the release of the Release Property, (i) the Operations Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the date of the substitution with respect to all Properties remaining subject to the Lien of the Mortgages after the substitution shall be equal to or greater than (A) 1.60:1.00 and (B) the lesser of (y) the Operations Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the substitution (including the Release Property and excluding the Substitute Property) and (z) 1.85:1.00 and (ii) the Operations Debt Service Coverage Ratio for the twelve (12) months immediately preceding the substitution with respect to the Substitute Property is equal to or greater than 1.60:1.00.

      (f) Lender shall have received a certificate of Borrower certifying, together with other evidence that would be satisfactory to a prudent institutional mortgage loan lender that, after the substitution of a Substitute Property and the release of the Release Property, (i) the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the date of the substitution with respect to all Properties remaining subject to the Lien of the Mortgages after the substitution shall be equal to or greater than (A) 1.69:1.00 and (B) the lesser of (y) the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the substitution (including the Release Property and excluding the Substitute Property) and (z) 1.90:1.00 and (ii) the Debt Service Coverage Ratio for the twelve (12) months immediately preceding the substitution with respect to the Substitute Property is equal or greater than 1.69:1.00.

      (g) If the Loan is part of a Securitization, Lender shall have received confirmation in writing from the Rating Agencies to the effect that such release and substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release and substitution for the Securities issued in connection with the Securitization that are then outstanding. If the Loan is not part of a Securitization, Lender shall have consented in writing to such release and substitution, which consent shall be given in Lender's reasonable discretion applying the requirements of a prudent institutional mortgage loan lender with respect to real estate collateral of similar size, scope and value of the Substitute Property.

      (h) No Event of Default shall have occurred and be continuing and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on Borrower's part to be observed or performed. Lender shall have received a certificate from Borrower confirming the foregoing, stating that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct on and as of the date of the release and substitution with respect to Borrower, the Properties and the Substitute Property and containing any other representations and warranties with respect to Borrower, the Properties, the Substitute Property or the Loan as (i) Lender, if a Securitization has not occurred, or (ii) the Rating Agencies, if a Securitization has occurred, may reasonably require, unless such certificate would be inaccurate, such certificate to be in form and substance satisfactory to Lender or the Rating Agencies, as applicable.

      (i) Borrower shall have executed, acknowledged and delivered to Lender (I) a Mortgage and two UCC-1 Financing Statements with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Mortgage and UCC-1 Financing Statements and agreeing to record or file, as applicable, such Mortgage and one of the UCC-1 Financing Statements in the real estate records for the county in which the Substitute Property is located and to file one of the UCC-1 Financing Statements in the office of the Secretary of State (or other central filing office) of the State in which the Substitute Property is located, so as to effectively create upon such recording and filing valid and enforceable first priority Liens upon the Substitute Property, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents and (II) an environmental indemnity with respect to the Substitute Property from Borrower Principal. The Mortgage and UCC-1 Financing Statements and environmental indemnity shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related Release Property subject to modifications reflecting only the Substitute Property as the Individual Property and such modifications reflecting the laws of the State in which the Substitute Property is located. The Mortgage encumbering the Substitute Property shall secure all amounts then outstanding under the Note, provided that in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Mortgage shall be equal to one hundred twenty-five percent (125%) of the Allocated Loan Amount of the Substitute Property. The amount of the Loan allocated to the Substitute Property (such amount being hereinafter referred to as the "SUBSTITUTE ALLOCATED LOAN AMOUNT") shall equal the Allocated Loan Amount of the related Release Property.

      (j) Lender shall have received (A) to the extent available in the applicable jurisdictions, any "tie-in" or similar endorsement, together with a "first loss" endorsement, to each Title Insurance Policy insuring the Lien of the existing Mortgages as of the date of the substitution with respect to the Title Insurance Policy insuring the Lien of the Mortgage with respect to the Substitute Property and (B) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of the Mortgage encumbering the Substitute Property, issued by the title company that issued the Title Insurance Policies insuring the Lien of the existing Mortgages and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the Title Insurance Policy insuring the Lien of the Mortgage encumbering the Release Property. The Title Insurance Policy issued with respect to the Substitute Property shall (1) provide coverage in the amount of the Substitute Allocated Loan Amount if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred twenty-five percent (125%) of the Substitute Allocated Loan Amount, together with "last dollar endorsement," (2) insure Lender that the relevant Mortgage creates a valid first Lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are then available and are contained in the Title Insurance Policies insuring the Liens of the existing Mortgages, and such other endorsements or affirmative coverage, to the extent the same are available in the State where the Substitute Property is located, that a prudent institutional mortgage lender would require, and (4) name Lender as the insured. Lender also shall have received copies of paid receipts or other evidence showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid.

      (k) Lender shall have received a current Survey for each Substitute Property, certified to the title company and Lender and its successors and assigns, in the same form and having the same content as the certification of the Survey of the Release Property prepared by a professional land surveyor licensed in the State in which the Substitute Property is located and acceptable to the Rating Agencies in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such Survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property (unless such real property has been satisfactorily designated by lot number on a recorded plat). The surveyor's seal shall be affixed to each Survey and each Survey shall certify whether or not the surveyed property is located in a "one-hundred-year flood hazard area."

      (l) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for an Individual Property hereunder have been satisfied with respect to the Substitute Property and evidence of the payment of all Insurance Premiums payable for the existing policy period.

      (m) Lender shall have received a Phase I environmental report dated not more than one hundred eighty (180) days prior to the proposed date of substitution and otherwise acceptable to a prudent institutional mortgage loan lender and, if recommended under the Phase I environmental report, a Phase II environmental report that would be acceptable to a prudent institutional mortgage loan lender, which conclude that the Substitute Property does not contain any Hazardous Materials in violation of applicable Environmental Laws or which require remediation under any Environmental Law and is not subject to any significant risk of contamination from any off site Hazardous Materials.

      (n) Borrower shall deliver or cause to be delivered to Lender (A) updates or, if the Substitute Property is to be owned by an Affiliate of Borrower, originals, in either case certified by Borrower or such Affiliate, as applicable, of all organizational documentation related to Borrower or such Affiliate, as applicable, and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender on the Closing Date; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction); and (C) resolutions of Borrower or such Affiliate, as applicable, authorizing the substitution and any actions taken in connection with such substitution.

      (o) Lender shall have received the following opinions of Borrower's counsel: (A) an opinion or opinions of counsel admitted to practice under the laws of the State in which the Substitute Property is located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (i) above are valid and enforceable in accordance with their terms, subject to customary exceptions and qualifications (including, without limitation, that the original Loan Documents were enforceable) as to the laws applicable to creditors' rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located or that Borrower is not required by Applicable Law to qualify to do business in such jurisdiction; (B) an opinion of counsel acceptable to the Rating Agencies if the Loan is part of a Securitization, or Lender if the Loan is not part of a Securitization, stating that the Loan Documents delivered with respect to the Substitute Property pursuant to this Section, among other things, duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; (C) an update of the non-consolidation opinion delivered on the Closing Date indicating that the substitution does not affect the opinions set forth therein; (D) if the Loan is part of a Securitization, an opinion of counsel acceptable to the Rating Agencies that the substitution does not constitute a "significant modification" of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust.

      (p) To the extent required under the Loan Documents, Borrower shall (i) have paid or (ii) have escrowed with Lender, (x) accrued but unpaid Insurance Premiums relating to each of the Properties and the Substitute Property, and (y) currently due and payable Taxes (including any in arrears) relating to each of the Properties and the

Substitute Property and (z) currently due and payable Other Charges relating to each of the Properties and Substitute Property.

      (q) Borrower shall have paid or reimbursed Lender for all reasonable costs and expenses incurred by Lender (including, without limitation, reasonable attorneys' fees and disbursements) in connection with the release and substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution.

      (r) Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the most current completed Fiscal Year and a current operating statement for the Release Property, each certified by Borrower to Lender as being true and correct in all material respects and a certificate from Borrower certifying that there has been no material adverse change in the financial condition of the Substitute Property since the date of such operating statements.

      (s) Borrower shall have delivered to Lender an estoppel certificate from the Operating Lessee with respect to the Operating Lease. Such estoppel certificate shall be substantially in the form approved by Lender in connection with the origination of the Loan and shall indicate that (1) the Operating Lease is a valid and binding obligation of the Operating Lessee, (2) to the best of the Operating Lessee's knowledge, there are no defaults under the Operating Lease on the part of the landlord or tenant thereunder, (3) the Operating Lessee has no knowledge of any defense or offset to the payment of rent under the Operating Lease, (4) no rent under such Operating Lease has been paid more than three (3) months in advance and (5) other than expressly set forth in the Operating Lease, the Operating Lessee has no option under the Operating Lease to purchase all or any portion of the Substitute Property.

      (t) Lender shall have received copies of all Leases affecting the Substitute Property certified by Borrower as being true and correct copies thereof.

      (u) Lender shall have received subordination, non-disturbance and attornments agreements in the form approved by Lender in connection with the origination of the Loan (or such other form approved by Lender, which approval shall not be unreasonably withheld) with respect to tenants under all Leases at the Substitute Property to the extent such Leases for such tenants are not automatically subordinate (in lien and in terms) pursuant to the terms of the applicable Leases.

      (v) Lender shall have received (A) an endorsement to the Title Insurance Policy insuring the Lien of the Mortgage encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the State in which the Substitute Property is located, a letter from the title insurance company issuing such Title Insurance Policy stating that the Substitute Property constitutes a separate tax lot or
(B) a letter from the appropriate taxing authority stating that the Substitute Property constitutes a separate tax lot.

      (w) Lender shall have received a Physical Conditions Report with respect to the Substitute Property stating that the Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of damage or waste.

      (x) Lender shall have received evidence which would be satisfactory to a prudent institutional mortgage loan lender to the effect that all material building and operating licenses and permits necessary for the use and occupancy of the Substitute Property as a self-storage facility including, but not limited to, current certificates of occupancy, have been obtained and are in full force and effect.

      (y) Lender shall have received a certified copy of an amendment to the Operating Lease reflecting the deletion of the Release Property and the addition of the Substitute Property as a property encumbered pursuant thereto, but only to the extent that the Operating Lease does not provide for such deletion and addition to occur automatically.

      (z) Lender shall have received such other approvals, opinions, documents and information in connection with the substitution as reasonably requested by the Rating Agencies if the Loan is part of a Securitization, or Lender if the Loan is not part of a Securitization.

      (aa) Lender shall have received approval of the proposed substitution from such Investors as reasonably determined by Lender.

      (bb) Lender shall have received copies of all material contracts and agreements relating to the leasing and operation of the Substitute Property, each of which shall be in a form and substance which would be satisfactory to a prudent institutional mortgage loan lender together with a certification of Borrower attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto.

      (cc) Lender shall have received certified copies of all material consents, licenses and approvals, if any, required in connection with the substitution of a Substitute Property, and evidence that such consents, licenses and approvals are in full force and effect.

      (dd) Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Encumbrances) UCC searches, together with tax lien, judgment and litigation searches with respect to the Substitute Property and Borrower in the State where the Substitute Property is located and the jurisdictions where each such Person has its principal place of business.

      (ee) Borrower shall submit to Lender, not less than twenty (20) days prior to the date of such substitution, a release of Lien (and related Loan Documents) for the Release Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Release Property is located and shall contain standard provisions, if any, protecting the rights of the releasing lender.

      (ff) Borrower shall deliver a certificate certifying that the requirements set forth in this Section have been satisfied.

      Upon the satisfaction of the foregoing conditions precedent, Lender will release its Lien from the Release Property and the Substitute Property shall be deemed to be an Individual Property for purposes of this Agreement and the Substitute Allocated Loan Amount with respect to such Substitute Property shall be deemed to be the Allocated Loan Amount with respect to such Substitute Property for all purposes hereunder.

                        ARTICLE 3 - CONDITIONS PRECEDENT

      The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date.

      Section 3.1 Representations and Warranties; Compliance with Conditions

      The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and Lender shall have determined that no Default or an Event of Default shall have occurred and be continuing nor will any Default or Event of Default occur immediately following the Closing Date; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part; to be observed or performed.

      Section 3.2 Delivery of Loan Documents; Title Insurance; Reports; Leases

      (a) Mortgages, Loan Agreement and Note. Lender shall have received from Borrower a fully executed and acknowledged counterpart of the Mortgages and evidence that counterparts of the Mortgages and Uniform Commercial Code financing statements have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Properties, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Cash Management Agreement, this Agreement, the Note and Assignment of Management, the Subordination Agreement and all other Loan Documents.

      (b) Title Insurance. Lender shall have received a Title Insurance Policy issued by a title company acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in the amount of the Loan, (ii) insure Lender that the Mortgages create a valid Lien on the Properties of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, to the extent the same are available in the State where the applicable Individual Property is located, and (iv) name Lender as the insured. The Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

      (c) Survey. Lender shall have received a current title survey for each Individual Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The survey shall meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey:
2, 3, 4, 6, 8, 9, 10, 11 and 13. Such survey shall reflect the same legal description contained in the Title Insurance Policy referred to in subsection
(b) above and shall include, among other things, a metes and bounds description of the real property comprising part of such Individual Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to the survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

      (d) Insurance. Lender shall have received copies of the Policies required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

      (e) Environmental Reports. Lender shall have received an Environmental Report in respect of each Individual Property satisfactory to Lender.

      (f) Zoning/Building Code. Lender shall have received evidence of compliance with zoning and building ordinances and codes, including, without limitation, required certificates of occupancy, reasonably acceptable to Lender.

      (g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has valid and perfected first Liens as of the Closing Date on the Properties, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

      (h) Lien Searches. Borrower shall have delivered to Lender certified search results pertaining to the Borrower, Borrower Principal and such other Persons or any SPE Component Entity as reasonably required by Lender for state and federal tax liens, bankruptcy, judgment, litigation and state and local UCC filings

      Section 3.3 Related Documents

      Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and at Lender's written request, Lender shall have received and approved certified copies thereof.

      Section 3.4 Organizational Documents

      On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender (a) copies certified by Borrower of all organizational documentation related to Borrower, each SPE Component Entity, Borrower Principal and the Operating Lessee SPE Entities which must be acceptable to Lender in its sole discretion, and (b) such other evidence of the formation, structure, existence, good standing and/or qualification to do business of the Borrower, each SPE Component Entity, Borrower Principal, and the Operating Lessee SPE Entities as Lender may request in its sole discretion, including, without limitation, good standing or existence certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

      Section 3.5 Opinions of Borrower's Counsel

      Lender shall have received opinions (i) of Borrower's counsel (a) with respect to non-consolidation issues and (b) with respect to due execution, authority, enforceability of the Loan Documents and the Operating Lease and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their reasonable discretion and (ii) of Operating Lessee's counsel (a) with respect to non-consolidation issues and (b) with respect to due execution, authority, enforceability of the Subordination Agreement and the Operating Lease and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

      Section 3.6 Intentionally Omitted

      Section 3.7 Taxes and Other Charges

      Borrower shall have paid (or cause to have been paid) all Taxes and Other Charges (including any in arrears) relating to the Properties, which amounts may be funded with proceeds of the Loan.

      Section 3.8 Completion of Proceedings

      All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

      Section 3.9 Payments

      All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

      Section 3.10 Transaction Costs

      Except as otherwise expressly provided herein, Borrower shall have paid or reimbursed Lender for all out of pocket expenses in connection with the underwriting, negotiation and closing of the Loan, including title insurance premiums and other title company charges; recording, registration, filing and similar fees, taxes and charges; transfer, mortgage, deed, stamp or documentary taxes or similar fees or charges; costs of third-party reports, including without limitation, environmental studies, credit reports, seismic reports, engineer's reports, appraisals and surveys; underwriting expenses; and all actual, reasonable legal fees and expenses charged by counsel to Lender.

      Section 3.11 No Material Adverse Change

      There shall have been no material adverse change in the financial condition or business condition of the Properties, Borrower, Borrower Principal, any SPE Component Entity, the Operating Lessee SPE Entities or any other person or party contributing to the operating income and operations of the Properties since the date of the most recent financial statements and/or other information delivered to Lender. The income and expenses of the Properties, the occupancy and leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor Borrower Principal, any SPE Component Entity, Affiliated Manager or any of the Operating Lessee SPE Entities shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

      Section 3.12 Leases

      Lender shall have received a schedule of all Leases affecting the Properties and copies of all Leases affecting the Properties which have been requested to be delivered to Lender, which shall be satisfactory in form and substance to Lender.

      Section 3.13 Intentionally Omitted

      Section 3.14 REA Estoppels

      If required by Lender, Borrower shall have delivered (or caused to be delivered) to Lender an executed REA estoppel letter, which shall be in form and substance reasonably satisfactory to Lender, from each party to any REA for each Individual Property.

      Section 3.15 Subordination and Attornment

      Borrower shall have delivered (or caused to be delivered) to Lender executed instruments reasonably acceptable to Lender subordinating to the Mortgages all of the Leases affecting the Properties previously designated by Lender. Lender shall have received fully executed Subordination Agreements.

      Section 3.16 Tax Lot

      Lender shall have received evidence that each Individual Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

      Section 3.17 Physical Conditions Report

      Lender shall have received a Physical Conditions Report with respect to each Individual Property, which report shall be reasonably satisfactory in form and substance to Lender.

      Section 3.18 Management Agreement/Operating Lease

      Lender shall have received a certified copy of (i) the Management Agreement and (ii) the Operating Lease, which shall be satisfactory in form and substance to Lender.

      Section 3.19 Appraisal

      Lender shall have received an appraisal of each Individual Property, which shall be satisfactory in form and substance to Lender.

      Section 3.20 Financial Statements

      Lender shall have received financial statements and related information in form and substance reasonably satisfactory to Lender and in compliance with any Legal Requirements promulgated by the Securities and Exchange Commission, including, without limitation, a pro-forma balance sheet for Borrower and Operating Lessee, an income and expense statement and statement of cash flows with respect to Borrower and Operating Lessee and an operating statement with respect to each Individual Property for the six month period ending September 30, 2003 and year-to-date 2002 and 2001 with a limited scope audit by an Acceptable Accountant and together with (x) an opinion of such Acceptable Accountant that such statements have been prepared in accordance with GAAP (except as noted in such opinion) applied on a consistent basis and (y) a letter from such Acceptable Accountant consenting to the utilization and/or incorporation by reference of such financial statements and opinion in a Securitization involving the Loan.

      Section 3.21 Intentionally Omitted

      Section 3.22 Further Documents

      Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

      Borrower and, where specifically indicated, each Borrower Principal represents and warrants to Lender as of the Closing Date that:

      Section 4.1 Organization

      Borrower and each Borrower Principal (when not an individual) (a) has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged, (b) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, (c) possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Properties, and (d) in the case of Borrower, has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Properties pursuant to the terms of the Loan Documents, and in the case of Borrower and each Borrower Principal, has full power, authority and legal right to keep and observe all of the terms of the Loan Documents to which it is a party. Borrower and each Borrower Principal represent and warrant that the chart attached hereto as Exhibit A sets forth an accurate listing of the direct and indirect owners of the equity interests in Borrower, each SPE Component Entity (if any) and each Borrower Principal (when not an individual).

      Section 4.2 Status of Borrower

      Borrower's exact legal name is correctly set forth on the first page of this Agreement, on the Mortgages and on any UCC-1 Financing Statements filed in connection with the Loan. Borrower is an organization of the type specified on the first page of this Agreement. Borrower is incorporated in or organized under the laws of the state of Delaware. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) the address of Borrower set forth on the first page of this Agreement. Borrower's organizational identification number, if any, assigned by the state of incorporation or organization is 3657661.

      Section 4.3 Validity of Documents

      Borrower and each Borrower Principal have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which they are parties. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and each Borrower Principal and constitute the legal, valid and binding obligations of Borrower and each Borrower Principal enforceable against Borrower and each Borrower Principal in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      Section 4.4 No Conflicts

      The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and each Borrower Principal will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or any Borrower Principal pursuant to the terms of any agreement or instrument to which Borrower or any Borrower Principal is a party or by which any of Borrower's or Borrower Principal's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any Borrower Principal or any of Borrower's or Borrower Principal's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower or Borrower Principal of this Agreement or any of the other Loan Documents has been obtained and is in full force and effect.

      Section 4.5 Litigation

      There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower's or Borrower Principal's knowledge, threatened against or affecting Borrower, any Borrower Principal, or any Individual Property, which actions, suits or proceedings, if determined against Borrower, any Borrower Principal, or any Individual Property, would materially adversely affect the condition (financial or otherwise) or business of Borrower or any Borrower Principal or the condition or ownership of such Individual Property.

      Section 4.6 Agreements

      Borrower is not a party to any agreement or instrument or subject to any restriction which would materially and adversely affect Borrower or any Individual Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any Individual Property is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or any Individual Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of such Individual Property and (b) obligations under the Loan Documents.

      Section 4.7 Solvency

      Borrower and each Borrower Principal have (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for their obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of the assets of Borrower and each Borrower Principal exceeds and will, immediately following the making of the Loan, exceed the total liabilities of Borrower and each Borrower Principal, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. No petition in bankruptcy has been filed against Borrower, any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years, and neither Borrower nor any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years has made an assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws (in a capacity as debtor or obligor). Neither Borrower nor any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower or any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager.

      Section 4.8 Full and Accurate Disclosure

      No statement of fact made by or on behalf of Borrower or any Borrower Principal in this Agreement or in any of the other Loan Documents or in any other document or certificate delivered by or on behalf of Borrower or any Borrower Principal contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower or any Borrower Principal which has not been disclosed to Lender which adversely affects, nor as far as Borrower or any Borrower Principal can reasonably foresee, might adversely affect, the Properties or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Principal.

      Section 4.9 No Plan Assets

      Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R.

Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

      Section 4.10 Not a Foreign Person

      Neither Borrower nor Borrower Principal is a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

      Section 4.11 Intentionally Omitted

      Section 4.12 Business Purposes

      The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

      Section 4.13 Compliance

      Except as specifically provided on Schedule IV attached hereto, Borrower and each Individual Property, and the use and operation thereof, comply in all material respects with all Legal Requirements, including, without limitation, building and zoning ordinances and codes and, to the best of Borrower's knowledge, the Americans with Disabilities Act; provided, however, compliance with Environmental Laws shall be governed by Article 12 hereof. To Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and Borrower has received no written notice of any such default or violation. There has not been committed by Borrower or, to Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of any Individual Property any act or omission affording any Governmental Authority the right of forfeiture as against such Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

      Section 4.14 Financial Information

      To the best of Borrower's knowledge, all financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower, any Borrower Principal and/or each Individual Property
(a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower, Borrower Principal or the Properties, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on the any Individual Property or the current and/or intended operation thereof, except as referred to or reflected in said financial statements. To the best of Borrower's knowledge, since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Borrower Principal from that set forth in said financial statements.

      Section 4.15 Condemnation

      No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is threatened or contemplated with respect to all or any portion of the Properties or for the relocation of roadways providing access to any Individual Property.

      Section 4.16 Utilities and Public Access; Parking

      Except as expressly provided on Schedule V attached hereto, each Individual Property has rights of access to public ways and, to the best of Borrower's knowledge, is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its intended uses. All public utilities necessary to the full use and enjoyment of each Individual Property as currently used and enjoyed are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve the Individual Property without passing over other property) or in recorded easements serving the Individual Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Individual Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities. Each Individual Property has, or is served by, parking to the extent required to comply with all Legal Requirements.

      Section 4.17 Separate Lots

      Each Individual Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with such Individual Property or any portion thereof.

      Section 4.18 Assessments

      To Borrower's actual knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to such Individual Property that may result in such special or other assessments.

      Section 4.19 Insurance

      Borrower has obtained and has delivered (or has caused to be obtained and delivered) to Lender copies of all Policies or, to the extent such Policies are not available as of the Closing Date (or were not requested by Lender), certificates of insurance with respect to all such Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No pending claims have been made under any of the Policies, and to Borrower's knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies in a manner, in either case, which materially and adversely affects the value of any Individual Property, impairs the use or the operation of any Individual Property or impairs Borrower's ability to pay its obligations in a timely manner.

      Section 4.20 Use of Properties

      Each Individual Property is used as provided in Section 4 of the Operating Lease or such other use as may be approved by Lender in writing.

      Section 4.21 Certificate of Occupancy; Licenses

      To the best of Borrower's knowledge, all certifications, permits, licenses and approvals, including, without limitation, certificates of completion or occupancy and any applicable liquor license required for the legal use, occupancy and operation of the each Individual Property for the purpose intended herein, have been obtained and are valid and in full force and effect. Borrower shall keep and maintain (or cause to be kept and maintained) all licenses necessary for the operation of each Individual Property as a self storage and truck rental facility, unless such failure would not have a material and adverse affect on the value of the any Individual Property, impair the use or the operation of any Individual Property or impair Borrower's ability to pay its obligations in a timely manner. To the best of Borrower's knowledge, the use being made of each Individual Property is in conformity with each applicable certificate of occupancy and any permits or licenses issued for such Individual Property. To the best of Borrower's knowledge, all certifications, permits, licenses and approvals required for the legal use, occupancy and operation of a self storage and truck rental facility and material ancillary services provided at each Individual Property (collectively, the "SERVICE LICENSES"), have been obtained and are in full force and effect and are not subject to any pending proceeding for revocation, suspension or forfeiture, unless such failure would not have a material and adverse affect on the value of the any Individual Property, impair the use or the operation of any Individual Property or impair Borrower's ability to pay its obligations in a timely manner.

      Section 4.22 Flood Zone

      None of the Improvements on any Individual Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, Borrower has obtained the insurance prescribed in Section 8.1(a)(i).

      Section 4.23 Physical Condition

      To Borrower's actual knowledge, and except as expressly disclosed in the Physical Conditions Reports, the Properties, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. To Borrower's actual knowledge, and except as expressly disclosed in the Physical Conditions Reports, there exists no structural or other material defects or damages in any Individual Property, as a result of a Casualty or otherwise, and whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

      Section 4.24 Intentionally Omitted

      Section 4.25 Leases and Rent Roll

      Borrower has delivered to Lender true, correct and complete rent rolls for the Properties (collectively, a "RENT ROLL") which consists of the Operating Lease affecting the Properties. Except as set forth in the Rent Roll (as same has been updated by written notice thereof to Lender) and estoppel certificates delivered to Lender on or prior to the Closing Date: (a) the Operating Lease is in full force and effect; (b) the premises demised under the Operating Lease have been completed and the Operating Lessee has accepted possession of and is in occupancy of all of the demised premises; (c) the Operating Lessee has commenced the payment of rent under the Operating Lease, there are no offsets, claims or defenses to the enforcement thereof, and Borrower has no monetary obligations to the Operating Lessee or any other Tenant; (d) all Rents due and payable under the Operating Lease have been paid and, no portion thereof has been paid for any period more than ninety (90) days in advance; (e) the rent payable under the Operating Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the Operating Lessee thereunder for an offset or adjustment to the rent; (f) the Operating Lessee has not made any written claim of a default against the landlord under the Operating Lease which remains outstanding nor has Borrower or Manager received, by telephonic, in-person, e-mail or other communication, any notice of a default under the Operating Lease; (g) to Borrower's knowledge there is no present default by the Operating Lessee under the Operating Lease; (h) all security deposits under the Operating Lease have been collected by Borrower; (i) Borrower is the sole owner of the entire landlord's interest in the Operating Lease; (j) the Operating Lease is the valid, binding and enforceable obligation of Borrower and the Operating Lessee and there are no agreements with the Operating Lessee other than as expressly set forth in the Operating Lease; (k) no Person has any possessory interest in, or right to occupy, any Individual Property or any portion thereof except under the terms of the Operating Lease or pursuant to a sublease, license or concession agreement with Operating Lessee or a subtenant thereof; and (1) neither the Operating Lease nor the Rents have been assigned, pledged or hypothecated except to Lender, and no other Person has any interest therein except the Operating Lessee thereunder.

      Section 4.26 Filing and Recording Taxes

      All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid or will be paid.

      Section 4.27 Operating Lease

      The Operating Lease is in full force and effect and there is no default thereunder by any party thereto and, to Borrower's knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. No fees payable under the Operating Lease are accrued and unpaid.

      Section 4.28 Illegal Activity

      No portion of the Properties have been or will be purchased with proceeds of any illegal activity, and no part of the proceeds of the Loan will be used in connection with any illegal activity.

      Section 4.29 Construction Expenses

      To the best of Borrower's knowledge, except as expressly disclosed on
Schedule VI attached hereto and made a part hereof, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction maintenance or repair of the Improvements have been paid in full. To Borrower's knowledge after due inquiry, there are no claims for payment for work, labor or materials affecting the Properties which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

      Section 4.30 Personal Property

      Borrower has paid in full for, and, to the best of Borrower's knowledge, is the owner of, all Personal Property (other than tenants' property) used in connection with the operation of the Properties, free and clear of any and all security interests, Liens or encumbrances, except for Permitted Encumbrances and the Lien and security interest created by the Loan Documents.

      Section 4.31 Taxes

      Borrower and Borrower Principal have filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower nor Borrower Principal knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

      Section 4.32 Permitted Encumbrances

      None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents, materially and adversely affects the value of the any Individual Property, materially and adversely impairs the use or the operation of any Individual Property or impairs Borrower's ability to pay its obligations in a timely manner.

      Section 4.33 Federal Reserve Regulations

      Borrower will use the proceeds of the Loan for the purposes set forth in
Section 2.1(d) hereof and not for any illegal activity. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for my other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or prohibited by the terms and conditions of this Agreement or the other Loan Documents.

      Section 4.34 Investment Company Act

      Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

      Section 4.35 Reciprocal Easement Agreements

      (a) Neither Borrower, nor, to the best of Borrower's knowledge, any other party is currently in default (nor has any notice been given or received with respect to an alleged or current default that remains uncured) under any of the terms and conditions of the REA, and the REA remains unmodified and in full force and effect;

      (b) To the best of Borrower's knowledge, all sums due and owing by Borrower to the other parties to the REA (or by the other parties to the REA to the Borrower) pursuant to the terms of the REA, including without limitation, all sums, charges, fees, assessments, costs, and expenses in connection with any taxes, site preparation and construction, non-shareholder contributions, and common area and other property management activities have been paid, are current, and no Lien has attached on any Individual Property or threat thereof been made for failure to pay any of the foregoing;

      (c) To the best of Borrower's knowledge, the terms, conditions, covenants, uses and restrictions contained in the REA do not conflict in any material respect with any terms, conditions, covenants, uses and restrictions contained in the Operating Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions; and

      Section 4.36 No Change in Facts or Circumstances; Disclosure

      All information submitted by Borrower or its agents to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. To the best of Borrower's knowledge, there has been no , material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect any Individual Property or the business operations or the financial condition of Borrower or Operating Lessee. To the best of Borrower's knowledge, Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

      Section 4.37 Management Agreement

      The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower's knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. No management fees payable under the Management Agreement are accrued and unpaid.

      Section 4.38 Survey

      To Borrower's actual knowledge, no Survey fails to reflect any material matter affecting such Individual Property or the title thereto.

      Section 4.39 Intentionally Omitted

      Section 4.40 Survival

      Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Agreement and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                         ARTICLE 5 - BORROWER COVENANTS

      From the date hereof and until repayment of the Debt in full and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of the Mortgages (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

      Section 5.1 Existence; Compliance with Legal Requirements

      (a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Properties as the same made be used from time to time. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

      (b) After prior written notice to Lender, Borrower, at its own expense, may contest (or allow Operating Lessee to contest) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Legal Requirements affecting an Individual Property, provided that (i) no Default or Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the any Individual Property is subject and shall not constitute a default thereunder; (iii) neither the Properties, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (iv) non-compliance with the Legal Requirements shall not impose civil or criminal liability on Borrower or Lender; (v) in the event that the cost of non-compliance is reasonably estimated to exceed the Threshold Amount, Borrower shall have furnished such security as may be reasonably required in the proceeding or by Lender to ensure compliance by Borrower with the Legal Requirements; and (vi) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

      Section 5.2 Maintenance and Use of Properties

      Borrower shall cause the Properties to be maintained in accordance with
Article 12 of the Operating Lease. If under applicable zoning provisions the use of all or any portion of any Individual Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

      Section 5.3 Waste

      Borrower shall not commit or suffer any actual, physical waste of the Properties or make any change in the use of the Properties which will in any way materially increase the risk of fire or other hazard arising out of the operation of any Individual Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the any Individual Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of any Individual Property, regardless of the depth thereof or the method of mining or extraction thereof, except as expressly permitted pursuant to a Permitted Encumbrance.

      Section 5.4 Taxes and Other Charges

      (a) Subject to the provisions of Section 5.4(b), Borrower shall pay or cause to be paid all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof before interest and penalties are due thereon; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 9.6 hereof. Borrower shall furnish or cause to be furnished to Lender receipts for the payment of the Taxes and the Other Charges within fifteen (15) days of written request therefor (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 9.6 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against any Individual Property, and shall promptly pay (or cause to be paid) for all utility services provided to the Properties.

      (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Properties nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vi) in the event that the cost of such Taxes and/or Other Charges (including penalties and interest thereon) is reasonably estimated to exceed the Threshold Amount, Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon (unless Borrower has paid all of the Taxes or Other Charges under protest). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of any of the Mortgages being primed by any related Lien.

      Section 5.5 Litigation

      Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or any Individual Property.

      Section 5.6 Access to Properties

      Subject to the rights of Operating Lessee and other Tenants, Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

      Section 5.7 Notice of Default

      Borrower shall promptly advise Lender of any material adverse change in the condition (financial or otherwise) of Borrower, any Borrower Principal or any Individual Property or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

      Section 5.8 Cooperate in Legal Proceedings

      Borrower shall at Borrower's expense cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

      Section 5.9 Performance by Borrower

      Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower under this Agreement and the other Loan Documents and cause Operating Lessee to observe, perform and fulfill in a timely manner each and every covenant, term and provision to be observed and performed by Operating Lessee under any other agreement or instrument affecting or pertaining to each Individual Property and any amendments, modifications or changes thereto.

      Section 5.10 Awards; Insurance Proceeds

      Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Properties, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Awards or Insurance Proceeds.

      Section 5.11 Financial Reporting

      (a) Borrower and Borrower Principal shall keep, or cause to be kept, adequate books and records of account of each Individual Property and in accordance with GAAP, or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and shall furnish, or cause to be furnished, to Lender:

            (i) annually, within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of Borrower's annual financial statements audited by an Acceptable Accountant in accordance with GAAP (or such other accounting basis acceptable to Lender) covering Borrower for such Fiscal Year and containing statements of profit and loss for Borrower and the Properties and a balance sheet and statement of cash flows for Borrower. Such statements shall set forth the financial condition and the results of operations for Borrower for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Operating Income, Operating Income and Operating Expenses. Borrower's annual financial statements shall be accompanied a certificate executed by a Responsible Officer or other appropriate officer of Borrower or Borrower Principal, as applicable, stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Properties being reported upon and has been prepared in accordance with GAAP, (iii) an unqualified opinion of an Acceptable Accountant, and (iv) a list of tenants, if any, occupying more than twenty (20%) percent of the total floor area of the Improvements. Together with Borrower's annual financial statements, Borrower shall furnish to Lender a certificate executed by a Responsible Officer or other appropriate officer of Borrower or Borrower Principal, as applicable certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same;

            (ii) quarterly, within seventy-five (75) days after the end of each calendar quarter or, prior to a Securitization and at the request of Lender, monthly, within twenty (20) days after the end of each calendar month, as applicable, the following item, accompanied by a certificate of a Responsible Officer or other appropriate officer of Borrower or Borrower Principal, as applicable, stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties (subject to normal year-end adjustments): quarterly (or monthly, as applicable) and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter or month, as applicable, noting Net Operating Income, Operating Income, and Operating Expenses, and other information necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar quarter or month, as applicable, all in form reasonably satisfactory to Lender;

            (iii) all financial statements and books and records required to be delivered by Operating Lessee to Borrower in accordance with Section 28 of the Operating Lease.

      (b) Upon request from Lender, Borrower shall promptly furnish to Lender:

            (i) Intentionally Omitted;

            (ii) an accounting of all security deposits held by Borrower in connection with any Lease of any part of each Individual Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions; and

            (iii) a report of all letters of credit provided to Borrower by any Tenant in connection with any Lease of any part of each Individual Property, including the account numbers of such letters of credit, the names and addresses of the financial institutions that issued such letters of credit and the names of the Persons to contact at such financial institutions, along with any authority or release necessary for Lender to obtain information regarding such letters of credit directly from such financial institutions.

      (c) Intentionally Omitted.

      (d) Borrower and Borrower Principal shall furnish Lender with such other additional financial or management information (including state and federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender (including, without limitation, any financial reports required to be delivered by any Tenant or any guarantor of any Lease pursuant to the terms of such Lease), and shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

      (e) All items requiring the certification of Borrower shall, except where Borrower is an individual, require a certificate executed by a Responsible Officer of Borrower (and the same rules shall apply to any sole shareholder, general partner or managing member which is not an individual).

      Section 5.12 Estoppel Statement

      (a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth
(i) the amount of the original principal amount of the Note, (ii) the rate of interest on the Note,

(iii) the unpaid principal amount of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, (vi) that the Note, this Agreement, the Mortgages and the other Loan Documents have not been modified or if modified, giving particulars of such modification and (vii) that the Operating Lease is in full force and effect and whether, to the best of Borrower's knowledge, there are any defaults thereunder on the part of any party.

      (b) Borrower shall use its commercially reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from the Operating Lessee attesting to such facts regarding the Operating Lease as Lender may reasonably require, including, but not limited to attestations whether the Operating Lease is in full force and effect with no defaults thereunder on the part of any party and whether the Operating Lessee claims no defense or offset against the full and timely performance of its obligations under the Operating Lease.

      Section 5.13 Leasing Matters

      (a) Borrower may not enter into a proposed Lease (including the renewal or extension of an existing Lease, unless such renewal or extension is expressly provided for in such existing Lease) without the prior written consent of Lender; provided, however, the foregoing shall not limit Operating Lessee's right to sublet any portion of the Properties pursuant to the terms of the Operating Lease.

      (b) Borrower (i) shall observe and perform all the obligations imposed upon the landlord under the Operating Lease and shall not do or permit to be done anything to impair the value of the Operating Lease as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Operating Lease upon the part of the Operating Lessee to be observed or performed; (iv) shall not collect any of the Rents more than three (3) months in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the landlord's interest in the Operating Lease or the Rents; and
(vi) shall not consent to any assignment of or subletting under the Operating Lease not in accordance with its terms, without the prior written consent of Lender.

      (c) Borrower may not, without the prior written consent of Lender, amend, modify or waive the provisions of the Operating Lease or terminate, reduce Rents under, accept a surrender of space under, or shorten the term of, the Operating Lease (including the UHaul Guaranty, any letter of credit or other credit support with respect thereto).

      (d) Notwithstanding anything to the contrary contained herein or any of the other Loan Documents, Borrower may amend or modify the terms of the Negative Pledge Agreement, the Mercury 99 Guaranty and/or the Non-Compete Agreement without the prior written consent of Lender.

      (e) Notwithstanding anything to the contrary contained in this Section 5.13, Operating Lessee may enter into subleases without the prior written consent of Lender provided (i) such subleases are in compliance with the terms of the Operating Lease and the Subordination Agreement, (ii) Borrower shall have no obligations (whether financial or otherwise) under such subleases and (iii) Operating Lessee is not relieved of its obligations, as primary obligor, (whether financial or otherwise) under the Operating Lease as a result of such subleases.

      Section 5.14 Management Agreement

      (a) Each Individual Property shall be managed at all times by a Qualified Manager, Borrower shall (i) promptly notify Lender of any default under the Management Agreement of which it is aware; (ii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; and (iii) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of any Individual Property.

      (b) Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of any Individual Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.

      (c) If at any time, (i) Manager shall become insolvent or a debtor in a bankruptcy proceeding; (ii) an Event of Default has occurred and is continuing; or (iii) a default has occurred and is continuing under the Management Agreement and such default may have a Material Adverse Effect; Borrower shall, at the request of Lender, terminate the Management Agreement upon thirty (30) days prior notice to Manager and replace Manager with a Qualified Manager, it being understood and agreed that the management agreement for such replacement manager shall contain market terms and conditions (including, management fees).

      (d) Intentionally Omitted.

      (e) Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to any Individual Property unless a Replacement Management Agreement will be in full force and effect immediately succeeding such surrender, termination or cancellation; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect. In the event that Borrower replaces Manager at any time during the term of Loan pursuant to this subsection, such Manager shall be a Qualified Manager.

      Section 5.15 Liens

      Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of Borrower's interest in any Individual Property or permit any such action to be taken, except Permitted Encumbrances.

      Section 5.16 Debt Cancellation

      Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

      Section 5.17 Zoning

      Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender; provided, however, this Section
5.17 shall not prevent the continued use of any Individual Property as a "legal, non-conforming" use.

      Section 5.18 ERISA

      (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non- exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

      (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                  (A) Equity interests in Borrower are publicly offered
            securities, within the meaning of 29 C.F.R. Section
            2510.3-101(b)(2);

                  (B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                  (C) Borrower qualifies as an "operating company" or a "real estate operating company within the meaning of 29 C.F.R. Section 2510.3- 101(c) or (e).

      Section 5.19 No Joint Assessment

      Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual Property, or (b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

      Section 5.20 Reciprocal Easement Agreements

      Borrower shall not enter into, terminate or modify in any material respect any REA without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall use commercially reasonable efforts to enforce, comply with, and cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in the REA; provided, however, Borrower may allow Operating Lessee to enter into easement and similar agreements in accordance with the provisions of Section 10(b) of the Operating Lease.

      Section 5.21 Alterations

      With respect to each Individual Property, Borrower shall obtain Lender's prior written consent to any alterations to any Improvements prior to allowing Operating Lessee to perform any such alterations to any Improvements, which consent shall not be unreasonably withheld, which (a) cost, in the aggregate at any given time, in excess of the Threshold Amount, (b) have a material adverse effect on Borrower's and/or Operating Lessee's financial condition, the value of the related Individual Property or the Operating Income of the applicable Individual Property or (c) include the construction of any new buildings, or the raising or demolishing any then existing buildings (other than in connection with a Restoration of any Individual Property).

      Section 5.22 Operating Lease

      Borrower shall:

            (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Operating Lease and do all things necessary to preserve and to keep unimpaired its rights thereunder;

            (ii) promptly notify Lender of any event of default under the Operating Lease;

            (iii) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Operating Lessee under the Operating Lease.

                          ARTICLE 6 - ENTITY COVENANTS

      Section 6.1 Single Purpose Entity/Separateness

      Until the Debt has been paid in full, Borrower represents, warrants and covenants as follows:

      (a) Borrower has not and will not:

            (i) engage in any business or activity other than the ownership, operation and maintenance of the Properties, and activities incidental thereto;

            (ii) acquire or own any assets other than (A) the Properties and (B) such incidental Personal Property as may be necessary for the operation of the Properties;

            (iii) merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

            (iv) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

            (v) own any subsidiary, or make any investment in, any Person;

            (vi) commingle its assets with the assets of any other Person;

            (vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt;

            (viii) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that Borrower's financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements contain a footnote indicating that such financial statements include accounts of such Affiliates, its subsidiaries and controlling majority owned interests;

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            (ix) enter into any contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower, or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm's-length basis with unaffiliated third parties;

            (x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

            (xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

            (xii) make any loans or advances to any Person;

            (xiii) fail to file its own tax returns or files a consolidated federal income tax return with any Person (unless prohibited or required, as the case may be, by applicable Legal Requirements);

            (xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

            (xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

            (xvi) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of 100% of the directors of each SPE Component Entity, including, without limitation, each Independent Director, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws,
      (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors;

            (xvii) fail to allocate shared expenses, if any (including, without limitation, shared office space and services performed by an employee of an Affiliate), among the Persons sharing such expenses and to use separate stationery, invoices and checks;

            (xviii) fail to remain solvent or pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds;

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            (xix) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

            (xx) violate or cause to be violated the assumptions made with respect to Borrower and its principals in any opinion letter pertaining to substantive consolidation delivered to Lender in connection with the Loan; or

            (xxi) fail to maintain a sufficient number of employees in light of its contemplated business operations.

      (b) If Borrower is a partnership or limited liability company, each general partner in the case of a general partnership, each general partner in the case of a limited partnership, or the managing member in the case of a limited liability company (each an "SPE COMPONENT ENTITY") of Borrower, as applicable, shall be a corporation whose sole asset is its interest in Borrower. Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 6.1(a)(iii)-(vi) and
(viii)-(xxi), as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in Borrower; (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower; (iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (v) will cause Borrower to comply with the provisions of this Section 6.1 and Section 6.4. Prior to the withdrawal or the disassociation of any SPE Component Entity from Borrower, Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation are substantially similar to those of such SPE Component Entity and, if an opinion letter pertaining to substantive consolidation was required at closing, deliver a new opinion letter acceptable to Lender and the Rating Agencies with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent Borrower is a single member Delaware limited liability company, so long as Borrower maintains such formation status, no SPE Component Entity shall be required.

      (c) In the event Borrower is a single member Delaware limited liability company, the limited liability company agreement of Borrower (the "LLC AGREEMENT") shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower ("MEMBER") to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower ("SPECIAL MEMBER") and shall continue Borrower without dissolution and (ii) Special Member may not resign from Borrower or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Director. The LLC Agreement shall further provide that (i) Special

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

Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (ii) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (iii) pursuant to
Section 18-301 of the Delaware Limited Liability Company Act (the "ACT"), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower,
(iv) Special Member, in its capacity as Special Member, may not bind Borrower and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

      Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (i) to continue Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

      Section 6.2 Change of Name, Identity or Structure

      Borrower shall not change or permit to be changed (a) Borrower's name, (b) Borrower's identity (including its trade name or names), (c) Borrower's principal place of business set forth on the first page of this Agreement, (d) the corporate, partnership or other organizational structure of Borrower, each SPE Component Entity (if any), or Borrower Principal, (e) Borrower's state of organization, or (f) Borrower's organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender. In addition, Borrower shall not change or permit to be changed any organizational documents of Borrower or any SPE Component Entity (if any) if such change would adversely impact the covenants set forth in Section 6.1 and
Section 6.4

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

hereof. Borrower authorizes Lender to file any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Properties, and representing and warranting that Borrower does business under no other trade name with respect to the Properties. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.

      Section 6.3 Business and Operations

      Borrower will qualify to do business and will remain in good standing under the laws of the States to the extent the same are required for the ownership, maintenance, management and operation of the Properties.

      Section 6.4 Independent Director

      (a) The organizational documents of each SPE Component Entity (if any) shall provide that at all times there shall be, and Borrower shall cause there to be, at least two duly appointed members of the board of directors (each an "INDEPENDENT DIRECTOR") of such SPE Component Entity reasonably satisfactory to Lender each of whom are not at the time of such individual's initial appointment, and shall not have been at any time during the preceding five (5) years, and shall not be at any time while serving as a director of such SPE Component Entity, either (i) a shareholder (or other equity owner) of, or an officer, director, partner, manager, member (other than as a Special Member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, Borrower, such SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or affiliates; (ii) a customer or creditor of, or supplier to, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates who derives any of its purchases or revenue from its activities with Borrower or such SPE Component Entity or any Affiliate of any of them; (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer; or (iv) a member of the immediate family of any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer.

      (b) The organizational documents of each SPE Component Entity (if any) shall provide that the board of directors of such SPE Component Entity shall not take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires an unanimous vote of the board of directors of such SPE Component Entity of Borrower unless at the time of such action there shall be at least two members of the board of directors who are Independent Directors. Such SPE Component Entity will not, without the unanimous written consent of its board of directors including each Independent Director, on behalf of itself or Borrower, (i) file or consent to the filing of any petition, either voluntary or involuntary,

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to take advantage of any applicable Creditors Rights Laws; (ii) seek or consent to the appointment of a receiver, liquidator or any similar official; (iii) take any action that might cause such entity to become insolvent; or (iv) make an assignment for the benefit of creditors.

                       ARTICLE 7 - NO SALE OR ENCUMBRANCE

      Section 7.1 Transfer Definitions

      For purposes of this Article 7 an "AFFILIATED MANAGER" shall mean any managing agent in which Borrower, Borrower Principal, any SPE Component Entity (if any) or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest; "CONTROL" shall mean the power to direct the management and policies of a Restricted Party, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; "RESTRICTED PARTY" shall mean Borrower, Borrower Principal, any SPE Component Entity (if any), any Affiliated Manager, the Operating Lessee SPE Entities, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Borrower Principal, any SPE Component Entity (if any), any Affiliated Manager or any non-member manager and a "SALE OR PLEDGE" shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

      Section 7.2 No Sale/Encumbrance

      (a) Borrower shall not cause or permit a Sale or Pledge of any Individual Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a "PROHIBITED TRANSFER"), other than pursuant to the Operating Lease or other Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.13(e), without the prior written consent of Lender.

      (b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell an Individual Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of any Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any

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

merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests or (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.14.

      Section 7.3 Permitted Transfers

      Notwithstanding the provisions of Section 7.2, the following transfers shall not be deemed to be a Prohibited Transfer and shall not require the consent of Lender and no transfer fee shall be due in connection therewith: (a) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party, (b) [intentionally omitted], (c) the sale, transfer or issuance of stock in WPC, provided such stock is listed on the New York Stock Exchange or such other nationally recognized stock exchange, (d) transfers of shares of stock in Borrower Principal and (e) the transfers of stock in Borrower among and between CPA: 12,
CPA: 14, CPA: 15, CPA:16, CIP and WPC.

      Section 7.4 Lender's Rights

      Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and an assumption of the Note and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) receipt of payment of a transfer fee equal to one-quarter of one percent (0.25%) of the outstanding principal balance of the Loan and all of Lender's expenses incurred in connection with such Prohibited Transfer, (c) receipt of written confirmation from the Rating Agencies that the Prohibited Transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, (d) the proposed transferee's continued compliance with the covenants set forth in this Agreement (including, without limitation, the covenants in Article 6) and the other Loan Documents,
(e) a new manager for the Properties and a new management agreement satisfactory to Lender, and (f) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its reasonable discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender's consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer. Notwithstanding anything to the contrary contained in this Section 7.4, in the event a substantive non-consolidation opinion was delivered to Lender and the Rating Agencies in connection with the closing of the Loan, and if any Sale or Pledge permitted under this Article 7 results in any Person and its Affiliates owning in excess of

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

forty-nine percent (49%) of the ownership interests in a Restricted Party, Borrower shall, prior to such transfer, and in addition to any other requirement for Lender consent contained herein, deliver a revised substantive non-consolidation opinion to Lender reflecting such Prohibited Transfer, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

      Section 7.5 Assumption of Borrower's Interest.

      Notwithstanding the foregoing provisions of this Article 7, following the date which is six (6) months from the Closing Date, Lender's consent shall not be required with respect to a transfer of all of the Properties in its entirety to, and the related assumption of the Loan by, a Qualified Transferee provided that each of the following terms and conditions are satisfied:

      (a) no Default or Event of Default has occurred;

      (b) Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than sixty (60) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Qualified Transferee as Lender shall reasonably require and (ii) paid to Lender a non-refundable processing fee in the amount of $50,000. Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld;

      (c) Borrower shall have paid to Lender, concurrently with the closing of such transfer, (i) a non-refundable assumption fee in an amount equal to one-quarter of one percent (0.25%) of the then outstanding principal balance of the Note, and (ii) all out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with the transfer;

      (d) The Qualified Transferee assumes and agrees to pay the Debt as and when due subject to the provisions of Article 15 hereof and, prior to or concurrently with the closing of such transfer, Qualified Transferee and its constituent partners, members or shareholders as Lender may require, shall execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption;

      (e) Borrower and the Qualified Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

      (f) Borrower shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender's Title Insurance Policy insuring that fee simple and/or leasehold title to the Properties, as applicable, is vested in the Qualified Transferee

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

(subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the transfer, all in form and substance satisfactory to Lender;

      (g) The Qualified Transferee shall have furnished to Lender, if the Qualified Transferee is a corporation, partnership, limited liability company or other entity, all appropriate papers evidencing the Qualified Transferee's organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of the Qualified Transferee. The Qualified Transferee and such constituent partners, members or shareholders of the Qualified Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 6 hereof;

      (h) The Qualified Transferee shall assume the obligations of Borrower under the Operating Lease and such transfer will not cause a default thereunder;

      (i) The Qualified Transferee shall furnish an opinion of counsel satisfactory to Lender and its counsel (A) that the Qualified Transferee's formation documents provide for the matters described in subparagraph (g) above,
(B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, the Mortgages, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against the Qualified Transferee in accordance with their terms, (C) that the Qualified Transferee and any entity which is a controlling stockholder, member or general partner of the Qualified Transferee, have been duly organized, and are in existence and good standing, and (E) with respect to such other matters as Lender may reasonably request;

      (j) if required by Lender, Lender shall have received confirmation in writing from the Rating Agencies that rate the Securities to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the Securities;

      (k) Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new manager which meets with the requirements of Section 5.14 hereof and assign to Lender as additional security such new management agreement;

      (l) Borrower's obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 7.5; and

      (m) The Qualified Transferee shall, prior to such transfer, deliver a substantive non-consolidation opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

      A consent by Lender with respect to a transfer of the Properties in their entirety to, and the related assumption of the Loan by, a Qualified Transferee pursuant to this

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Section 7.5 shall not be construed to be a waiver of the right of Lender to consent to any subsequent transfer of the Properties or any part thereof.

      Provided the Qualified Transferee has assumed all of Borrower's obligations and liabilities in a manner acceptable to Lender, Borrower shall be released from its obligations under the Loan and the Loan Documents from and after the date of sale or transfer. In addition, provided a replacement borrower principal (which borrower principal shall be approved in writing by Lender) shall have assumed all of the obligations and liabilities of Borrower Principal in a manner acceptable to Lender, Borrower Principal shall be released from its obligations under the Loan and the Loan Documents to which they are a party from and after the date of sale or transfer.

      Section 7.6 Reserved.

           ARTICLE 8 - INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

      Section 8.1 Insurance

      (a) Borrower shall obtain and maintain, or cause to be maintained, at all times insurance for Borrower and each Individual Property providing at least the following coverages:

            (i) comprehensive "all risk" insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $25,000 for all such insurance coverage (except with respect to (i) wind storm insurance for Individual Properties located in Florida for which the deductible on such insurance shall not be in excess of five percent (5%) of the replacement cost of such Individual Property and (ii) flood insurance and earthquake insurance for which the deductible on such insurance shall not be in excess of $100,000); and (D) if any of the Improvements or the use of the Individual Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an "Ordinance or Law Coverage" or "Enforcement" endorsement. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a "special flood hazard area" designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Individual Property is located in

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

      an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection
      (i);

            (ii) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Individual Property, with such insurance (A) to be on the so-called "occurrence" form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000;
      (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; and (4) blanket contractual liability as described in a standard commercial general liability policy form CG00010798;

            (iii) loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C)(I)(1) in an amount equal to 100% of the projected Business Income from each Individual Property (on an actual loss sustained basis) for a period continuing until the Restoration of the Individual Property is completed and income returns to the same level it was at prior to the loss (not to exceed eighteen (18) months), based on the greatest of: (x) Borrower's reasonable estimate of the Business Income from each Individual Property and (y) the highest Business Income received during the term of the Note for any full calendar year prior to the date the amount of such insurance is being determined and (2) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that such Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period or (II) pursuant to a blanket insurance Policy which provides for such coverages set forth in
      (C)(I)(1) and (2) above for each Individual Property with per occurrence limits of not less than the highest amounts attributable to an Individual Property as calculated pursuant to (C)(I) above; in either case, the amount of such business income/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from such Individual Property for the succeeding period of coverage required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and

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

      the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;

            (iv) at all times during which structural construction, substantial repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder's Risk Completed Value form (1) on a non-reporting basis, (2) against "all risks" insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

            (v) workers' compensation, subject to the statutory limits of the State, and employer's liability insurance in respect of any work or operations on or about the Individual Property, or in connection with such Individual Property or its operation (if applicable);

            (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

            (vii) excess liability insurance in an amount not less than $25,000,000.00 per occurrence and $50,000,000.00 aggregate on terms consistent with the commercial general liability insurance required under subsection (ii) above;

            (viii) Customer Goods Liability for amounts of not less than $250,000; and

            (ix) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which such Individual Property is located.

      With respect to the Policies required to be maintained pursuant to clauses
(i) through (ix) above, Borrower shall use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain insurance coverage against Losses resulting from acts of terrorism.

      (b) All insurance provided for in Section 8.1 (a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "A+" or better by at least two Rating Agencies, one of

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which must be S&P or such other Rating Agencies approved by Lender, provided, however, the Policies may be issued by a syndicate of insurers through which (1) at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate), shall be with one or more carriers having a claims paying ability rating of "A+" or better by at least two Rating Agencies, one of which must be S&P or such other Rating Agencies approved by Lender, (2) subject to the requirements of subsection (1) above, no more than 15% of the coverage (if there are 4 or fewer members of the syndicate) or no more than 30% of the coverage (if there are 5 or more members of the syndicate), shall be with one or more carriers having a claims paying ability rating of "A" or better by at least two Rating Agencies, one of which must be S&P or such other Rating Agencies approved by Lender and (3) the balance of the coverage not to exceed 10% of claims coverage is with one or more carriers having a general policy rating of "A" or better and a financial class of "XII" or better by A.M. Best Company, Inc. All Policies described in Sections 8.1(a)(ii), (v) and (vii) shall be issued by financially sound and responsible insurance companies having a claims paying ability rating of "A" or better by at least two Rating Agencies approved by Lender and a general policy rating of "A-" or better and a financial class of "VIII" or better by A.M. Best Company, Inc. The Policies described in Section 8.1(a) shall designate Lender and its successors and assigns as additional insureds, mortgagees and/or loss payee as deemed appropriate by Lender. To the extent such Policies are not available as of the Closing Date, Borrower shall deliver certified copies of all Policies to Lender not later than thirty (30) days after the Closing Date. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, renewal Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "INSURANCE PREMIUMS") shall be delivered by Borrower to Lender.

      (c) Any blanket insurance Policy required pursuant to Section 8.1(a)(i) hereof, shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only such Individual Property in compliance with the provisions of Section 8.1(a).

      (d) All Policies provided for or contemplated by Section 8.1(a), except for the Policy referenced in Section 8.1(a)(v), shall name Borrower as the insured or the additional insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

      (e) All Policies provided for in Section 8.1(a) shall contain clauses or endorsements to the effect that:

            (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

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

            (ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' prior written notice to Lender and any other party named therein as an additional insured;

            (iii) the issuers thereof shall give written notice to Lender if the Policies have not been renewed thirty (30) days prior to its expiration; and

            (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

      (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in any Individual Property, including, without limitation, obtaining such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate.

      Section 8.2 Casualty

      If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrower (to the extent Borrower has received notice of such damage or destruction) shall give Lender prompt notice of such damage and Borrower shall promptly commence and diligently prosecute the Restoration of such Individual Property in accordance with Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section
8.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. Borrower shall adjust all claims for Insurance Proceeds in consultation with, and approval of, Lender; provided, however, if an Event of Default has occurred and is continuing, Lender shall have the exclusive right to participate in the adjustment of all claims for Insurance Proceeds.

      Section 8.3 Condemnation

      Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property of which Borrower has received notice and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or

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

in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt, provided, however, after payment in full of the Debt, any excess proceeds received by Lender shall be distributed in accordance with the provisions set forth in the Cash Management Agreement. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of such Individual Property and otherwise comply with the provisions of Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4. If an Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

      Section 8.4 Restoration

      The following provisions shall apply in connection with the Restoration of the Properties:

      (a) If the Net Proceeds shall be less than $9,000,000.00 (as the same may be adjusted by increases in CPI in a manner consistent with increases in Base Rent pursuant to the Operating Lease) and the costs of completing the Restoration shall be less than $9,000,000.00 (as the same may be adjusted by increases in CPI in a manner consistent with increases in Base Rent pursuant to the Operating Lease), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 8.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

      (b) If the Net Proceeds are equal to or greater than $9,000,000.00 (as the same may be adjusted by increases in CPI in a manner consistent with increases in Base Rent pursuant to the Operating Lease) or the costs of completing the Restoration are equal to or greater than $9,000,000.00 (as the same may be adjusted by increases in CPI in a manner consistent with increases in Base Rent pursuant to the Operating Lease), Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 8.4. The term "NET PROCEEDS" for purposes of this Section 8.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 8.1(a)(i), (iv), (vi) and (ix) as a result of a Casualty, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("INSURANCE PROCEEDS"), or (ii) the net amount of the Award as a result of a Condemnation, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("CONDEMNATION PROCEEDS"), whichever the case may be.

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

            (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

                  (A) no Event of Default shall have occurred and be continuing;

                  (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty percent (20%) of the total aggregate floor area of the Improvements on the Properties have been damaged, destroyed or rendered unusable as a result of a Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Properties is taken;

                  (C) The Operating Leases shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration;

                  (D) Borrower shall commence the Restoration as soon as
            reasonably practicable (but, subject to Force Majeure, in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                  (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to an Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 8.1(a)(iii) above;

                  (F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases or material agreements affecting the Individual Property, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation, or (4) the expiration of the insurance coverage referred to in Section 8.1(a)(iii);

                  (G) the Individual Property and the use thereof after the
            Restoration will be in compliance with and permitted under all Legal Requirements;

                  (H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

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

                  (I) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Individual Property or the Improvements;

                  (J) Borrower shall deliver, or cause to be delivered, to
            Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender; and

                  (K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower or Operating Lessee with Lender are sufficient in Lender's reasonable judgment to cover the cost of the Restoration.

            (ii) The Net Proceeds shall be held by Lender until disbursements commence, and, until disbursed in accordance with the provisions of this
      Section 8.4, shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be held in an interest-bearing business savings account and interest shall be credited to Borrower, but such interest shall be held in such account. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all the conditions precedent to such advance, including those set forth in Section 8.4(b)(i), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy. Notwithstanding the foregoing, Insurance Proceeds from the Policies required to be maintained by Borrower pursuant to Section 8.1(a)(iii) shall be controlled by Lender at all times, shall not be subject to the provisions of this Section 8.4 and shall be used solely for the payment of the obligations then due and payable under the Loan Documents and for the payment of Operating Expenses.

            (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "RESTORATION CONSULTANT"), which approval shall not be unreasonably withheld, delayed or conditioned. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $50,000 under which they have been engaged, shall be subject to prior review and acceptance by

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

      Lender and the Restoration Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant's fees, shall be paid by Borrower.

            (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term "RESTORATION RETAINAGE" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until the Restoration has been completed. The Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 8.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the Lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the Lien of the Mortgages and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

            (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

            (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Restoration Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the

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

      completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 8.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

            (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

      (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 8.4(b)(vii) may (x) be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, (y) at the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes and upon such conditions as Lender shall designate.

      (d) In the event of foreclosure of any Mortgage, or other transfer of title to any Individual Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning such Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Lender or other transferee in the event of such other transfer of title.

                            ARTICLE 9 - RESERVE FUNDS

      Section 9.1 Required Repairs

      (a) Borrower shall make the repairs and improvements to each Individual Property set forth on Schedule I and as more particularly described in the applicable Physical Conditions Report prepared in connection with the closing of the Loan (such repairs hereinafter referred to as "REQUIRED REPAIRS"). Borrower shall complete the Required Repairs in a good and workmanlike manner on or before the date that is twelve (12) months from the date hereof or within such other time frame for completion specifically set forth on Schedule I.

      Section 9.2 Replacements

      (a) On an ongoing basis throughout the term of the Loan, Borrower shall make (or cause to be made) capital repairs, replacements and improvements necessary to

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

keep the each Individual Property in good order and repair and in a good marketable condition or prevent deterioration of the such Individual Property, including, but not limited to, those repairs, replacements and improvements more particularly described in (i) the applicable Physical Conditions Report prepared in connection with the closing of the Loan and (ii) Schedule II attached hereto and made a part hereof (collectively, the "REPLACEMENTS"). Borrower shall complete all Replacements in a good and workmanlike manner as soon as commercially reasonable after commencing to make each such Replacement.

      (b) Borrower shall establish on the date hereof an Eligible Account with Lender or Lender's agent as security for Borrower's obligations to cause Replacements to be completed (the "REPLACEMENT RESERVE ACCOUNT") into which Borrower shall deposit on the date hereof $600,000.00. Amounts so deposited shall hereinafter be referred TO as "REPLACEMENT RESERVE FUNDS".

      Section 9.3 Groundwater Monitoring Reserve Funds.

      (a) Borrower shall perform all testing, monitoring and other work, including without limitation, the creation of three (3) monitoring wells and six
(6) semi-annual reviews of such wells (the "GROUNDWATER MONITORING EVENTS") in accordance with the Groundwater Management Plan at the Individual Property located at 11410 West Colonial Drive, Ocoee, Florida.

      (b) Borrower shall establish on the date hereof an Eligible Account with Lender or Lender's agent (the "GROUNDWATER MONITORING RESERVE ACCOUNT") into which Borrower shall deposit on the date hereof cash in the amount of $46,875.00. Amounts contained in the Groundwater Monitoring Reserve Account shall hereinafter be referred to as the "GROUNDWATER MONITORING RESERVE FUNDS."

      (c) Upon (i) written request from Borrower and (ii) receipt by Lender of
(1) a certification from ATC that the Groundwater Management Plan has been fully implemented and (2) evidence that the cost of all contracted labor or other services applicable to each Groundwater Monitoring Event have been paid in full, Lender shall disburse the Groundwater Monitoring Reserve Funds to Borrower. Lender's disbursement of Groundwater Monitoring Reserve Funds or other acknowledgment of completion of any Groundwater Monitoring Events shall not be deemed a certification or warranty by Lender to any Person that the Groundwater Monitoring Events has been completed in accordance with Legal Requirements.

      Section 9.4 Required Work

      Borrower shall diligently pursue all Required Repairs and Replacements (collectively, the "REQUIRED WORK") to completion in accordance with the following requirements:

      (a) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Required Work to the extent

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

such contracts or work orders exceed the Threshold Amount. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

      (b) In the event Lender determines in its reasonable discretion that any Required Work is not being or has not been performed in a workmanlike or timely manner, Lender shall have the option to proceed under existing contracts or to contract with third parties to complete such Required Work and to apply the Replacement Reserve Funds, as applicable, toward the labor and materials necessary to complete such Required Work, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

      (c) In order to facilitate Lender's completion of the Required Work, Borrower grants Lender, subject to the rights of Operating Lessee, the right to enter onto the Properties and perform any and all work and labor necessary to complete the Required Work and/or employ watchmen to protect the Properties from damage. All sums so expended by Lender, to the extent not from the Reserve Funds, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgages. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Required Work in the name of Borrower upon Borrower's failure to do so in a workmanlike and timely manner. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any of the Reserve Funds for the purpose of making or completing the Required Work; (ii) to make such additions, changes and corrections to the Required Work as shall be necessary or desirable to complete the Required Work; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Required Work, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Properties or the rehabilitation and repair of the Properties; and (vii) to do any and every act which Borrower might do on its own behalf to fulfill the terms of this Agreement.

      (d) Nothing in this Section 9.4 shall: (i) make Lender responsible for making or completing the Required Work; (ii) require Lender to expend funds in addition to the Reserve Funds to make or complete any Required Work; (iii) obligate Lender to proceed with the Required Work; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Required Work.

      (e) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties performing Required Work pursuant to this Section 9.4 to enter onto the Properties during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Required Work and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Required Work which are or may be kept at the Properties, and to complete any Required Work made pursuant

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to this Section 9.4. Borrower shall cause all contractors and subcontractors to cooperate with Lender and Lender's representatives or such other persons described above in connection with inspections described in this Section 9.4 or the completion of Required Work pursuant to this Section 9.4.

      (f) Lender may, to the extent any Required Work would reasonably require an inspection of the Properties, inspect the Properties at Borrower's expense in order to verify completion of the Required Work for which reimbursement is sought. Borrower shall pay Lender a reasonable inspection fee not exceeding $1,000 for each such inspection. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

      (g) The Required Work and all materials, equipment, fixtures, or any other item comprising a part of any Required Work shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other Liens (except for Permitted Encumbrances).

      (h) Intentionally Omitted.

      (i) All Required Work shall comply with all Legal Requirements and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

      (j) Borrower hereby assigns to Lender all rights and claims Borrower may have against all Persons supplying labor or materials in connection with the Required Work; provided, however, that Lender may not pursue any such rights or claims unless an Event of Default has occurred and remains uncured and Lender grants to Borrower a revocable license with respect to all such Persons supplying labor or materials in connection with the Required Work.

      Section 9.5 Release of Reserve Funds

      (a) Borrower shall have no right to receive any disbursements or reimbursements from the Replacement Reserve Account; provided, however, upon the payment in full of the Debt, all amounts remaining on deposit, if any, in the Replacement Reserve Account shall be returned to Borrower or the Person shown on Lender's records as being the owner of the Properties and no other party shall have any right or claim thereto.

      Section 9.6 Tax and Insurance Reserve Funds

      Borrower shall establish on the date hereof an Eligible Account with Lender or Lender's agent sufficient to discharge Borrower's obligations for the payment of Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof (the "TAX AND

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INSURANCE RESERVE ACCOUNT") into which Borrower shall deposit on the date hereof
$840,739.17, which amount, when added to the required monthly deposits set forth in the next sentence, is sufficient to make the payments of Taxes and Insurance Premiums as required herein. Borrower shall deposit into the Tax and Insurance Reserve Account on each Scheduled Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non-payment thereof, and (b) except to the extent Lender has waived the insurance escrow because the insurance required hereunder is maintained under a blanket insurance Policy acceptable to Lender in accordance with Section 8.1(c), one-twelfth of the Insurance Premiums that Lender estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the Policies upon the expiration thereof or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "TAX AND INSURANCE RESERVE FUNDS"). Lender will apply the Tax and Insurance Reserve Funds to (a) payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.4 and Section 8.1 hereof or (b) upon delivery to Lender of evidence of the prior payment of such Taxes and/or Insurance Premiums, to reimburse Borrower (or such other Person designated by Borrower) for any such payments made by Borrower (or such other Person) from its own funds. In making any disbursement from the Tax and Insurance Reserve
Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Account, In allocating any such excess, Lender may deal with the person shown on Lender's records as being the owner of the Properties. Any amount remaining in the Tax and Insurance Reserve Account after the Debt has been paid in full shall be returned to Borrower or the person shown on Lender's records as being the owner of the Properties and no other party shall have any right or claim thereto. If at any time Lender reasonably determines that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.

      Section 9.7 Required DSCR Reserve.

      (a) Borrower shall establish on the date hereof an Eligible Account with Lender or Lender's agent (the "REQUIRED DSCR RESERVE ACCOUNT") into which Borrower shall deposit on the date hereof the amount of $30,000,000.00 to be held in

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escrow as additional security for the Loan. Amounts so deposited shall hereinafter be referred to as the "REQUIRED DSCR RESERVE FUNDS".

      (b) Provided no Event of Default has occurred and is continuing under this Agreement and the other Loan Documents, commencing on November 1, 2004, upon written request from Borrower (not to exceed two (2) times per calendar year), Lender shall disburse to Borrower any sums from the Required DSCR Reserve Account which Lender determines are in excess of those amounts (factoring in all accrued and unpaid interest on the amount prepaid and any additional costs, if any, as a result of such prepayment ) that if used to prepay the Loan would the result in a Required DSCR Operations Debt Service Coverage Ratio of not less than 1.60:1.00 assuming a loan constant equal to nine and one-quarter percent (9.25%) based on the immediately preceding twelve (12) month period.

      Section 9.8 Reserve Account Balances.

      (a) Upon payment in full of the Debt, all amounts remaining on deposit, if any, in the Reserve Accounts shall be remitted by Lender to Borrower and, in either case, no other party shall have any right or claim thereto.

      Section 9.9 Reserve Funds Generally

      (a) Other than as provided in Section 9.9(b) below, neither Lender nor any loan servicer that at any time holds or maintains the Reserve Accounts shall have any obligation to keep or maintain such Reserve Accounts or any funds deposited therein in interest-bearing accounts. Other than as provided in
Section 9.9(b) below, if Lender or any such loan servicer elects in its sole and absolute discretion to keep or maintain any Reserve Account or any funds deposited therein in an interest-bearing account, (i) such funds shall not be invested except in Permitted Investments, and (ii) all interest earned or accrued thereon shall be for the account of and be retained by Lender or such loan servicer.

      (b) Funds deposited in the Replacement Reserve Account and the Required DSCR Reserve Account shall be held in an interest-bearing business savings account and interest shall be credited to Borrower, but such interest shall be held in the applicable Account; provided, however, Borrower and Lender hereby authorize and direct Agent to distribute on the first Payment Date of each calendar year all income earned on the Required DSCR Reserve Funds (1) into the Cash Management Account or (2) as otherwise directed by Borrower in order to comply with Legal Requirements relating to security deposits; provided, however, Agent shall not distribute any such income for so long as an Event of Default exists. In no event shall Lender or any loan servicer that at any time holds or maintains the Replacement Reserve Account and/or the Required DSCR Reserve Account be required to select any particular interest-bearing account or the account that yields the highest rate of interest, provided that selection of the account shall be consistent with the general standards at the time being utilized by Lender or the loan servicer, as applicable, in establishing similar accounts for loans of comparable type. All such interest shall be and become part of the Replacement Reserve Account or,

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except as provided above, the Required DSCR Reserve Account; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default. Borrower agrees that it shall include all interest on Replacement Reserve Funds and Required DSCR Reserve Account as the income of Borrower (and, if Borrower is a partnership or other pass-through entity, the partners, members or beneficiaries of Borrower, as the case may be), and shall be the owner of the Replacement Reserve Funds and Required DSCR Reserve Funds for federal and applicable state and local tax purposes, except to the extent that Lender retains any interest for its own account during the occurrence and continuance of an Event of Default as provided herein.

      (c) Borrower grants to Lender a first-priority perfected security interest in, and assigns and pledges to Lender, each of the Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Accounts and the Reserve Funds shall constitute additional security for the Debt. The provisions of this Section 9.9 are intended to give Lender or any subsequent holder of the Loan "control" of the Reserve Accounts within the meaning of the UCC.

      (d) The Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts shall be subject to the exclusive dominion and control of Lender, which shall hold the Reserve Accounts and any or all Reserve Funds now or hereafter deposited in the Reserve Accounts subject to the terms and conditions of this Agreement. Borrower shall have no right of withdrawal from the Reserve Accounts or any other right or power with respect to the Reserve Accounts or any or all of the Reserve Funds now or hereafter deposited in the Reserve Accounts, except as expressly provided in this Agreement.

      (e) Lender shall furnish or cause to be furnished to Borrower, without charge, an annual accounting of each Reserve Account in the normal format of Lender or its loan servicer, showing credits and debits to such Reserve Account and the purpose for which each debit to each Reserve Account was made.

      (f) As long as no Event of Default has occurred and is continuing, Lender shall make disbursements from the Reserve Accounts in accordance with this Agreement. All such disbursements shall be deemed to have been expressly pre-authorized by Borrower, and shall not be deemed to constitute the exercise by Lender of any remedies against Borrower unless an Event of Default has occurred and is continuing and Lender has expressly stated in writing its intent to proceed to exercise its remedies as a secured party, pledgee or lienholder with respect to the Reserve Accounts.

      (g) If any Event of Default occurs, Borrower shall immediately lose all of its rights to receive disbursements from the Reserve Accounts until the earlier to occur of (i) the date on which such Event of Default is cured to Lender's satisfaction, or (ii) the payment in full of the Debt. Upon the occurrence of any Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Reserve Accounts. Without limitation of the foregoing, upon any

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Event of Default, Lender may use and disburse the Reserve Funds (or any portion thereof) for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item from any of the Reserve Accounts as required or permitted under this Agreement; or
(E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender's rights and remedies as a secured party with respect to the Reserve Funds and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker's lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Reserve Funds to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender's rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender's right to initiate and complete a foreclosure under the Mortgages.

      (h) The Reserve Funds shall not constitute escrow or trust funds and may be commingled with other monies held by Lender. Notwithstanding anything else herein to the contrary, Lender may commingle in one or more Eligible Accounts any and all funds controlled by Lender, including, without limitation, funds pledged in favor of Lender by other borrowers, whether for the same purposes as the Reserve Accounts or otherwise. Without limiting any other provisions of this Agreement or any other Loan Document, the Reserve Accounts may be established and held in such name or names as Lender or its loan servicer, as agent for Lender, shall deem appropriate, including, without limitation, in the name of Lender or such loan servicer as agent for Lender. In the case of any Reserve Account which is held in a commingled account, Lender or its loan servicer, as applicable, shall maintain records sufficient to enable it to determine at all times which portion of such account is related to the Loan. The Reserve Accounts are solely for the protection of Lender. With respect to the Reserve Accounts, Lender shall have no responsibility beyond the allowance of due credit for the sums actually received by Lender or beyond the reimbursement or payment of the costs and expenses for which such accounts were established in accordance with their terms. Upon assignment of the Loan by Lender, any Reserve Funds shall be turned over to the assignee and any responsibility of Lender as assignor shall terminate. The requirements of this Agreement concerning Reserve Accounts in no way supersede, limit or waive any other rights or obligations of the parties under any of the Loan Documents or under applicable law.

      (i) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Accounts or the Reserve Funds deposited therein or permit any Lien to attach thereto, except for the security interest granted in this Section 9.9, or any levy to be made thereon, or any UCC

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Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

      (j) Borrower will maintain the security interest created by this Section
9.9 as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Reserve Accounts and the Reserve Funds against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver such further instruments and documents and will take such further actions as Lender reasonably may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

                          ARTICLE 10 - CASH MANAGEMENT

      Section 10.1 Cash Management Agreement

      On or prior to the Closing Date, Borrower, Manager, Lender and Agent shall enter into the Cash Management Agreement for the operation of the Lockbox Account and the subaccounts for the Reserve Funds.

                    ARTICLE 11 - EVENTS OF DEFAULT; REMEDIES

      Section 11.1 Event of Default

      The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT":

      (a) if any portion of the Debt is not paid prior to the date the same is due or if the entire Debt is not paid on or before the Maturity Date; provided, however, Borrower shall not be in default so long as there is sufficient money in the Lockbox Account for payment of all amounts then due and payable (including any deposits into Reserve Accounts) and Lender's access to such money has not been constrained or constricted in any manner;

      (b) except as otherwise expressly provided in the Loan Documents, if any of the Taxes or Other Charges are not paid when the same are due and payable, unless there is sufficient money in the Tax and Insurance Reserve Account for payment of amounts then due and payable and Lender's access to such money has not been constrained or restricted in any manner;

      (c) if the Policies are not kept in full force and effect, or if certified copies or certificates of the Policies are not delivered to Lender as provided in Section 8.1;

      (d) if Borrower breaches any covenant with respect to itself or any SPE Component Entity (if any) contained in Article 6 or any covenant contained in
Article 7 hereof;

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      (e) if any representation or warranty of, or with respect to, Borrower,
Borrower Principal, any SPE Component Entity, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein, in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan shall have been false or misleading in any material respect when made;

      (f) if (i) Borrower, or any managing member or general partner of Borrower, Borrower Principal or any SPE Component Entity (if any) shall commence any case, proceeding or other action (A) under any Creditors Rights Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower, any managing member or general partner of Borrower, Borrower Principal or any SPE Component Entity (if any) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower, any managing member or general partner of Borrower, Borrower Principal or any SPE Component Entity (if any), any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Borrower, any managing member or general partner of Borrower, Borrower Principal or any SPE Component Entity (if any), any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower, any managing member or general partner of Borrower, Borrower Principal or any SPE Component Entity (if any) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower, any managing member or general partner of Borrower, Borrower Principal or any SPE Component Entity (if any) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

      (g) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of any Individual Property, whether it be superior or junior in Lien to any Mortgage;

      (h) if any Individual Property becomes subject to any mechanic's, materialman's or other Lien other than a Lien for any Taxes or Other Charges not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

      (i) if any federal tax lien is filed against Borrower, any member or general partner of Borrower, Borrower Principal, any SPE Component Entity (if any), Operating Lessee or Operating Lessee Principal or any Individual Property and same is not discharged of record within sixty (60) days after same is filed;

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

      (j) if a final, non-appealable judgment is filed against the Borrower in excess of $200,000 which is not vacated or discharged within one hundred twenty
(120) days;

      (k) if any default occurs under the Subordination Agreement, and such default continues after the expiration of applicable grace periods, if any, provided that if Borrower or Operating Lessee shall have commenced to cure such default and thereafter diligently and expeditiously proceeds to cure the same, Borrower or Operating Lessee shall have such time as it shall require in the exercise of Borrower's or Operating Lessee's due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred eighty (180) days (the "SUBORDINATION AGREEMENT INITIAL CURE DATE"); provided further that, after the Subordination Agreement Initial Cure Date, if Borrower or Operating Lessee has deposited with Lender cash sufficient to pay Debt Service and all other sums due under the Loan for the immediately succeeding three (3) month period (beginning on the Subordination Agreement Initial Cure Date) (the "SUBORDINATION AGREEMENT DEFAULT DEPOSIT") and at all times maintains the Subordination Agreement Default Deposit with Lender, Borrower or Operating Lessee shall have such time as it shall require in good faith to (I) cure such default or (II) enter into a replacement operating lease and documentation related thereto with a Borrower Qualified Subsidiary or another operating lessee reasonably acceptable to Lender, which replacement operating lease and documentation shall be in form, scope and fashion acceptable to Lender. In the event Lender has extended the Subordination Agreement Initial Cure Date as provided herein, Lender shall on each Scheduled Payment Date, withdraw one-third (1/3) of the Subordination Agreement Default Deposit and apply the same towards Debt Service and such other sums then due under the Loan;

      (l) Intentionally Omitted;

      (m) Intentionally Omitted;

      (n) if Borrower shall permit any event within its control to occur that would cause any REA to terminate without notice or action by any party thereto or would entitle any party to terminate any REA and the term thereof by giving notice to Borrower; or any REA shall be surrendered, terminated or canceled for any reason or under any circumstance whatsoever except as provided for in such REA; or any term of any REA shall be modified or supplemented without Lender's prior written consent; or Borrower shall fail, within ten (10) Business Days after demand by Lender, to exercise its option to renew or extend the term of any REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA except as provided for in such REA, if Lender determines that such failure would have a material adverse effect on Borrower's and/or Operating Lessee's financial condition, the value of the related Individual Property or the Operating Income of the applicable Individual Property;

      (o) there shall occur any default under the Operating Lease, in the observance or performance of any term, covenant or condition of the Operating Lease to be observed or performed and said default is not cured following the expiration of any applicable grace and notice periods therein provided, or if the leasehold estates created by the

                                       90
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Operating Lease shall be surrendered or if the Operating Lease shall cease to be in full force and effect or the Operating Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or if any of the terms, covenants or conditions of the Operating Lease shall in any manner be modified, changed, supplemented, altered, or amended without the consent of Lender; provided that if Borrower or Operating Lessee shall have commenced to cure such default and thereafter diligently and expeditiously proceeds to cure the same, Borrower and Operating Lessee shall have such time as it shall require in the exercise of Borrower and Operating Lessee's due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred eighty (180) days (the "INITIAL CURE DATE"); provided that, after the Initial Cure Date, if Borrower or Operating Lessee has deposited with Lender cash sufficient to pay Debt Service and all other sums due under the Loan for the immediately succeeding three (3) month period (beginning on the period immediately succeeding the Initial Cure Date) (the "OPERATING LEASE DEFAULT DEPOSIT") and at all times maintains the Operating Lease Default Deposit with Lender, Borrower or Operating Lessee shall have such time as it shall require in good faith to (I) cure such default or (II) enter into a replacement operating lease and documentation related thereto with a Borrower Qualified Subsidiary or another operating lessee reasonably acceptable to Lender, which replacement operating lease and documentation shall be in form, scope and fashion acceptable to Lender. In the event Lender has extended the Initial Cure Date as provided herein, Lender shall on each Scheduled Payment Date, withdraw one-third (1/3) of the Operating Lease Default Deposit and apply the same towards Debt Service and such other sums then due under the Loan; or

      (p) if Borrower shall continue to be in default under any other term, covenant or condition of this Agreement or any of the Loan Documents for more than ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty
(30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that, subject to Force Majeure no such extension shall be for a period in excess of one hundred five (105) days except in the case of any on-going remediation or monitoring of an Environmental Violation which is being cured in compliance with Paragraph 10 of the Operating Lease, in which case the applicable cure period shall not exceed one hundred eighty (180) days.

      Section 11.2 Remedies

      (a) Upon the occurrence of an Event of Default (other than an Event of Default described in Section 11.1(f) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Properties, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided

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

in the Loan Documents against Borrower and the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 11.1(f) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

      (b) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

                      ARTICLE 12 - ENVIRONMENTAL PROVISIONS

      Section 12.1 Environmental Representations and Warranties

      Borrower represents and warrants, except as expressly disclosed in the Environmental Report of each Individual Property, as applicable, and to the best of Borrower's knowledge, that: (a) there arc no Hazardous Materials or underground storage tanks in, on, or under any Individual Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in the case of Hazardous Materials, in amounts not in excess of that necessary to operate such Individual Property for the purposes set forth herein or (B) fully disclosed to Lender in writing pursuant to an Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law or which would require remediation by a Governmental Authority in, on, under or from any Individual Property except as described in the Environmental Report; (c) Borrower does not have any actual knowledge of, and has not received, any written or oral notice or other communication from any Person relating to Hazardous Materials in, on, under or from any Individual Property; and (d) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Properties known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Properties and/or to the environmental condition of the Properties.

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

      Section 12.2 Environmental Covenants

      Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of any Individual Property, subject to the rights of Operating Lessee pursuant to the Operating
Lease: (a) all uses and operations on or of the Properties, whether by Borrower or any other Person, shall be in material compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Properties except in full compliance with Environmental Laws; (c) there shall be no Hazardous Materials in, on, or under the Properties, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the applicable Individual Property for the purposes set forth herein or
(B) disclosed to Lender in the Environmental Reports; (d) Borrower shall keep the Properties free and clear of all Environmental Liens; (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.4 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews;
(f) Borrower shall, at its sole cost and expense, perform (or cause to be performed) any environmental site assessment or other investigation of environmental conditions in connection with the Properties, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that an Individual Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Properties, to the extent the same violates any Environmental Law; and (ii) comply with any Environmental Law; (h) Borrower shall not allow any tenant or other user of any Individual Property to violate any Environmental Law; and (i) except as expressly disclosed in the applicable Environmental Report, Borrower shall promptly notify Lender in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Properties; (B) any non-compliance with any Environmental Laws related in any way to the Properties; (C) any actual or potential Environmental Lien against any Individual Property; (D) any required or proposed remediation of environmental conditions relating to any Individual Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials.

      Section 12.3 Lender's Rights

      Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Properties at all reasonable times to assess any and all aspects of the environmental condition of the Properties and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be

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determined in Lender's sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide reasonable access to Lender and any such person or entity designated by Lender.

      Section 12.4 Operations and Maintenance Programs

      Borrower shall comply, or cause Operating Lessee to comply, with the operations and maintenance programs previously delivered to Lender with respect to the O&M Properties.

      Section 12.5 Environmental Definitions

      "ENVIRONMENTAL LAW" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or any Individual Property and relate to Hazardous Materials or protection of human health or the environment. "ENVIRONMENTAL LIENS" means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person. "ENVIRONMENTAL REPORT" means the written reports resulting from the environmental site assessments of any Individual Property delivered to Lender in connection with the Loan. "HAZARDOUS MATERIALS" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; regulated radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on any Individual Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", "hazardous waste", "toxic substance", "toxic pollutant", "contaminant", or "pollutant" within the meaning of any Environmental Law. "RELEASE" of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

      Section 12.6 Indemnification

      (a) Borrower and Borrower Principal covenant and agree at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, or under any Individual Property, (ii) any past, present or threatened Release of Hazardous Materials in, on, above, under or from any Individual Property; (iii) any

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activity by Borrower, any Person affiliated with Borrower, and any Tenant or other user of an Individual Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from an Individual Property of any Hazardous Materials at any time located in, under, on or above an Individual Property or any actual or proposed remediation of any Hazardous Materials at any time located in, under, on or above an Individual Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (iv) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with any Individual Property or operations thereon, including but not limited to any failure by Borrower, any person or entity affiliated with Borrower, and any tenant or other user of any Individual Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (v) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any Individual Property; (vi) any acts of Borrower, any person or entity affiliated with Borrower, and any tenant or other user of any Individual Property in (A) arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials or (B) accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for remediation; and (vii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement relating to environmental matters.

      (b) Upon written request by any Indemnified Party, Borrower and Borrower Principal shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their reasonable discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower and Borrower Principal shall pay or, in the reasonable discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

      (c) Notwithstanding the foregoing, Borrower shall have no liability for any Losses imposed upon or incurred by or asserted against any Indemnified Parties and described in subsection (a) above to the extent that (i) Borrower can demonstrate both that such Losses were caused solely by actions, conditions or events that occurred after the date that Lender (or any purchaser at a foreclosure sale) actually acquired title to the Properties and that such Losses were not caused by the direct or indirect actions of Borrower, Borrower Principal, or any partner, member, principal, officer, director, trustee or manager of Borrower or Borrower Principal or any employee, agent, contractor or Affiliate of Borrower or Borrower Principal or (ii) such Losses were the direct result of

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any Indemnified Party's gross negligence or willful misconduct. The obligations and liabilities of Borrower and Borrower Principal under this Section 12.6 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of any Mortgage.

                          ARTICLE 13 - SECONDARY MARKET

      Section 13.1 Transfer of Loan

      Lender may, at any time, sell, transfer or assign the Loan Documents, or grant participations therein ("PARTICIPATIONS") or syndicate the Loan ("SYNDICATION") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement ("SECURITIES") (a Syndication or the issuance of Participations and/or Securities, a "SECURITIZATION").

      Section 13.2 Delegation of Servicing

      At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.

      Section 13.3 Dissemination of Information

      Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any Participations and/or Securities or any of their respective successors (collectively, the "INVESTOR") or any Rating Agency rating the Loan, or any Participations and/or Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any managing member or general partner thereof, Borrower Principal, any SPE Component Entity (if any) and the Properties, including financial statements, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under applicable Legal Requirements to prohibit such disclosure, including but not limited to any right of privacy.

      Section 13.4 Cooperation

      At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower and Borrower Principal shall use reasonable efforts to provide information not in the possession of the holder of the Note in order to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by, in connection with the issuance of Securities, the Rating Agencies, in connection with such sales or transfers, including, without limitation, to:

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      (a) provide updated financial, budget and other information with respect to the Properties, Borrower, Borrower Principal and WPC and provide modifications and/or updates to the appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports) and engineering reports of the Properties obtained in connection with the making of the Loan (all of the foregoing being referred to as the "PROVIDED INFORMATION"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

      (b) make changes to the organizational documents of Borrower, any SPE Component Entity and their respective principals;

      (c) at Borrower's expense, cause counsel to render or update existing opinion letters as to enforceability and non-consolidation, and a 10b-5 comfort letter, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, which shall be dated as of the closing date of the Securitization;

      (d) permit site inspections, appraisals, market studies and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization;

      (e) make the representations and warranties with respect to the Properties, Borrower, Borrower Principal and the Loan Documents as are made in the Loan Documents and such other representations and warranties as may be reasonably requested by the holder of the Note or the Rating Agencies;

      (f) execute such amendments to the Loan Documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure and/or creating two or more uncross-collateralized loans (which would, among other things, require the creation of two or more uncross-collateralized Operating Leases); provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, except in connection with a bifurcation of the Loan which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note, or (ii) in the reasonable judgment of Borrower, modify or amend any other material economic term of the Loan, or (iii) in the reasonable judgment of Borrower, materially increase Borrower's obligations and liabilities under the Loan Documents;

      (g) deliver to Lender and/or any Rating Agency, (i) one or more certificates executed by an officer of the Borrower certifying as to the accuracy, as of the closing date of the Securitization, of all representations made by Borrower in the Loan Documents as of the Closing Date in all relevant jurisdictions or, if such representations are no longer accurate, certifying as to what modifications to the representations would

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be required to make such representations accurate as of the closing date of the
Securitization, and (ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower as of the date of the closing date of the Securitization;

      (h) have reasonably appropriate personnel participate in a bank meeting and/or presentation for the Rating Agencies or Investors; and

      (i) cooperate with and assist Lender in obtaining ratings of the Securities from two (2) or more of the Rating Agencies.

      All actual, out-of-pocket reasonable third party costs and expenses incurred by Borrower or Lender in connection with Borrower's complying with requests made under this Section 13.4 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower.

      In the event that Borrower requests any consent or approval hereunder and the provisions of this Agreement or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the rating on the Securities, or, in accordance with the terms of the transaction documents relating to a Securitization, such a rating confirmation is required in order for the consent of Lender to be given, Borrower shall pay all of the costs and expenses of Lender, Lender's servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.

      Section 13.5 Securitization Indemnification

      (a) Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement, offering memorandum or private placement memorandum (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act, or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower and Borrower Principal will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

      (b) Borrower agrees to provide in connection with each of (i) a preliminary and a final offering memorandum or private placement memorandum or similar document (including any Investor or Rating Agency "term sheets" or presentations relating to the Properties and/or the Loan) or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an indemnification certificate (A) certifying that Borrower has carefully examined such memorandum or prospectus or other document (including any Investor or Rating Agency "term sheets" or presentations relating to the Properties and/or the Loan), as applicable, relating to Borrower, Borrower Principal, their

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Affiliates, the Loan, the Loan Documents and the Properties, and any risks or special considerations relating thereto (the "REVIEWED SECTIONS"), and that, to the best of Borrower's knowledge, the Reviewed Sections do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 13.5, Lender hereunder shall include its officers and directors) and the Affiliate of Lender that (i) has filed the registration statement, if any, relating to the Securitization and/or (ii) which is acting as issuer, depositor, sponsor and/or a similar capacity with respect to the Securitization (any Person described in (i) or (ii), an "ISSUER PERSON"), and each director and officer of any Issuer Person, and each Person or entity who controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "ISSUER GROUP"), and each Person which is acting as an underwriter, manager, placement agent, initial purchaser or similar capacity with respect to the Securitization, each of its directors and officers and each Person who controls any such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Reviewed Sections (including any Investor or Rating Agency "term sheets" or presentations relating to the Properties and/or the Loan) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the Reviewed Sections (including any Investor or Rating Agency "term sheets" or presentations relating to the Properties and/or the Loan) or necessary in order to make the statements in the Reviewed Sections (including any Investor or Rating Agency "term sheets" or presentations relating to the Properties and/or the Loan) or in light of the circumstances under which they were made, not misleading (collectively the "SECURITIES LIABILITIES") and (C) agreeing to reimburse Lender, the Issuer Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Issuer Group in connection with investigating or defending the Securities Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that (i) any such Securities Liabilities arise out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender or any member of the Issuer Group or Underwriter Group by or on behalf of Borrower or Borrower Principal in connection with the preparation of the memorandum or prospectus or other document (including any Investor or Rating Agency "term sheets" or presentations relating to the Properties and/or the Loan) or in connection with the underwriting of the Loan, including, without limitation, financial statements of Borrower or Borrower Principal, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Properties and (ii) Lender or such Issuer Group or Investor Group did not have any actual independent knowledge of such untrue statement or omission. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in Clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided by Borrower and

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Borrower Principal or their Affiliates if Borrower or Borrower Principal do not provide the indemnification certificate; provided, however, neither Borrower nor Borrower Principal shall not be liable to the extent that any such Securities Liabilities relate solely to errors and omissions which Borrower expressly identified to Lender and remained uncorrected or with respect to any information not contained in the Reviewed Sections.

      (c) In connection with filings under the Exchange Act or any information provided to holders of Securities on an ongoing basis, Borrower agrees to indemnify (i) Lender, the Issuer Group and the Underwriter Group for Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Securities Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Issuer Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Issuer Group or the Underwriter Group in connection with defending or investigating the Securities Liabilities provided, however, Borrower shall not be liable to the extent that any such Securities Liabilities relate solely to errors and omissions which Borrower expressly identified to Lender and remained uncorrected or with respect to any information not contained in the Reviewed Sections or as to which Lender or such Issuer Group or Investor Group had actual independent knowledge of such untrue statement, error or omission.

      (d) Promptly after receipt by an indemnified party under this Section 13.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 13.5, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 13.5 the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified

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party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

      (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 13.5(c) or Section 13.5(d) is or are for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 13.5(c) or Section 13.5(d), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:
(i) the indemnified party's, Borrower's and Borrower Principal's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender, Borrower and Borrower Principal hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

      (f) The liabilities and obligations of Borrower and Lender under this
Section 13.5 shall survive the satisfaction of this Agreement and the satisfaction and discharge of the Debt.

      Section 13.6 Rating Surveillance

      In the event Lender retains the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization, such rating surveillance will be at the expense of Borrower in an amount determined by Lender in its reasonable discretion prior to the occurrence of a Securitization and such expense will be paid at the closing of the Securitization.

                          ARTICLE 14 - INDEMNIFICATIONS

      Section 14.1 General Indemnification

      Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Properties or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition (other than environmental matters which are governed by Article 12 hereof) in, on or about the Properties or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property

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in respect of the Properties or any part thereof; (d) any failure of the
Properties to be in compliance with any applicable Legal Requirements (other than environmental matters which are governed by Article 12 hereof); (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the holding or investing of the Reserve Accounts or the performance of the Required Work, or (g) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender or any other Indemnified Party. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

      Section 14.2 Mortgage and Intangible Tax Indemnification

      Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Mortgages, the Note or any of the other Loan Documents, but excluding any income, gains, franchise or other similar taxes imposed on any Indemnified Party.

      Section 14.3 ERISA Indemnification

      Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 4.8 or Section 5.18 of this Agreement.

      Section 14.4 Survival

      The obligations and liabilities of Borrower and Borrower Principal under this Article 14 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of any Mortgage.

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                            ARTICLE 15 - EXCULPATION

      Section 15.1 Exculpation

      (a) Except as otherwise provided herein or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower or Borrower Principal, as applicable, to perform and observe the obligations contained herein or in the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or Borrower Principal, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Mortgages and the other Loan Documents, and the interest in the Properties, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Mortgages and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower or Borrower Principal, as applicable, only to the extent of Borrower's or Borrower Principal's interest in the Properties, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Mortgages and the other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 15.1, sue for, seek or demand any deficiency judgment against Borrower or Borrower Principal in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Mortgages or the other Loan Documents. The provisions of this Section 15.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Mortgages or the other Loan Documents; (ii) impair the right of Lender to name Borrower or Borrower Principal as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement and the Mortgages; (iii) affect the validity or enforceability of any indemnity (including, without limitation, those contained in Section 12.6, Section 13.5 and Article 14 of this Agreement), guaranty, master lease or similar instrument made in connection with this Agreement, the Note, the Mortgages and the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignment of leases provisions contained in the Mortgages; or (vi) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower or Borrower Principal if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under this Agreement; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

      (b) Notwithstanding the provisions of this Section 15.1 to the contrary, Borrower and Borrower Principal shall be personally liable to Lender on a joint and several basis for Losses actually sustained as a result of:

            (i) fraud or intentional misrepresentation by Borrower, Borrower Principal or any other Affiliate of Borrower or Borrower Principal in connection with the execution and the delivery of this Agreement, the Note, the Mortgages, any of the other Loan Documents, or any certificate, report, financial statement or other instrument or document prepared by or on behalf of Borrower, Operating Lessee or any Affiliate of either of them and furnished to Lender at the time of the

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      closing of the Loan or during the term of the Loan; provided, however, neither Borrower nor Borrower Principal shall have any liability pursuant to this Section 15.1(b)(i) to the extent any such certificate, report, financial statement or other instrument or document was prepared by or on behalf of Operating Lessee or Manager or was prepared by or on behalf of Borrower in good faith reliance on such information provided by Operating Lessee or Manager;

            (ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default;

            (iii) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance;

            (iv) the misapplication or the misappropriation of Insurance Proceeds or Awards;

            (v) Borrower's failure to pay Taxes, Other Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms hereof and there exists no impediment to Lender's utilization thereof), charges for labor or materials or other charges incurred in connection with work performed at any Individual Property that can create Liens on any Individual Property beyond any applicable notice and cure periods specified herein, but, in each case, only to the extent the Properties generated sufficient Net Operating Income to pay the same when due;

            (vi) Intentionally Omitted;

            (vii) any act of actual waste or arson by Borrower, any principal, Affiliate, member or general partner thereof or by Borrower Principal, any principal, Affiliate, member or general partner thereof;

            (viii) a default by Borrower, Borrower Principal or any SPE Component Entity (if any) of any of the material covenants set forth in
      Article 6;

            (ix) Borrower's failure during the existence of any Event of Default and upon the written request of Lender, to deliver (a) all Rents and (b) all books and records relating to the Properties to the extent the same are in Borrower's possession and control; or

            (x) the filing by any Person within ten (10) days (or on the next Business Day if the 10th day falls on a day the appropriate Court is closed) of the entry of an order by the United States Bankruptcy Court authorizing and approving the sale of the Properties to Borrower of any notice of appeal from or motion for reconsideration of such order.

      (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to

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Borrower and Borrower Principal in the event of (i) a default by Borrower,
Borrower Principal or any SPE Component Entity (if any) of any of the covenants set forth in Article 7 hereof, or (ii) if the any Individual Property or any part thereof shall become an asset in (A) a voluntary bankruptcy or insolvency proceeding of Borrower, or (B) an involuntary bankruptcy or insolvency proceeding of Borrower (and Borrower or Borrower Principal has joined with, colluded in or failed to object to any such involuntary bankruptcy proceeding or insolvency proceeding) which is not dismissed within ninety (90) days of filing.

      (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgages or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Mortgages or the other Loan Documents.

                               ARTICLE 16- NOTICES

      Section 16.1 Notices

      All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by (c) telecopier (with answer back acknowledged provided an additional notice is given pursuant to subsection (b) above), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

           If to Lender:             Bank of America, N.A.
                                     Capital Markets Servicing Group
                                     555 South Flower Street, 6th Floor
                                     CA9-706-06-42
                                     Los Angeles, California 90071
                                     Attn: Servicing Manager
                                     Telephone No: (800) 462-0505
                                     Facsimile No.: (213) 345-6587

           With a copy to:           Thacher Proffitt & Wood LLP
                                     Two World Financial Center
                                     New York, New York 10281
                                     Attention: David S. Hall, Esq.
                                     Telephone No.: (212) 912-7400
                                     Facsimile No.: (212) 912-7751

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

           If to Borrower:           c/o W. P. Carey & Co. LLC
                                     50 Rockefeller Plaza, 2nd Floor
                                     New York, New York 10020
                                     Attention: Director, Asset Management
                                     Facsimile No.: (212) 492-8922

           With a copy to:           Reed Smith
                                     One Liberty Place
                                     Philadelphia, PA 19103
                                     Attention: Chairman, Real Estate Department
                                     Facsimile No.: (215) 851-1420

           If to Borrower
           Principal:                c/o W. P. Carey & Co. LLC
                                     50 Rockefeller Plaza, 2nd Floor
                                     New York, New York 1 0020
                                     Attention: Director, Asset Management
                                     Facsimile No.: (212) 492-8922

           With a copy to:           Reed Smith LLP
                                     One Liberty Place
                                     Philadelphia, PA 19103
                                     Attention: Chairman, Real Estate Department
                                     Facsimile No.: (215) 851-1420

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

                         ARTICLE 17 - FURTHER ASSURANCES

      Section 17.1 Replacement Documents

      Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

      Section 17.2 Recording of Mortgages, Etc.

      Borrower forthwith upon the execution and delivery of the Mortgages and thereafter, from time to time, will cause the Mortgages and any of the other Loan Documents creating a Lien or security interest or evidencing the Lien hereof upon the

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Properties and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the Lien or security interest hereof upon, and the interest of Lender in, the Properties. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Mortgages, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Properties and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgages, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Properties or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

      Section 17.3 Further Acts, Etc.

      Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgages, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lender in the Properties. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this
Section 17.3.

      Section 17.4 Changes in Tax, Debt, Credit and Documentary Stamp Laws

      (a) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of any Individual Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in an Individual Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less

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

than one hundred twenty (120) days to declare the Debt immediately due and payable, without prepayment premium or penalty.

      (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against an Individual Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of an Individual Property, or any part thereof, for real estate tax purposes by reason of the Mortgages or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

      If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Mortgages, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

      Section 17.5 Expenses

      Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable, actual attorneys' fees and disbursements) reasonably incurred by Lender in accordance with this Agreement in connection with (a) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (b) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements;
(c) following a request by Borrower, Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (d) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (e) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (f) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (g) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (h) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan

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Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

                              ARTICLE 18 - WAIVERS

      Section 18.1 Remedies Cumulative; Waivers

      The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or Borrower Principal pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

      Section 18.2 Modification, Waiver in Writing

      No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

      Section 18.3 Delay Not a Waiver

      Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due

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

of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

      Section 18.4 Trial by Jury

      BORROWER, BORROWER PRINCIPAL AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, BORROWER PRINCIPAL AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER, BORROWER PRINCIPAL AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER, BORROWER PRINCIPAL AND LENDER.

      Section 18.5 Waiver of Notice

      Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

      Section 18.6 Remedies of Borrower

      In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

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

      Section 18.7 Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets

      (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Mortgages are and will be cross collateralized and cross defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; (iii) each Mortgage shall constitute security for the Note as if a single blanket Lien were placed on all of the Properties as security for the Note; and (iv) such cross collateralization shall in no event be deemed to constitute a fraudulent conveyance.

      (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Properties, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of an Individual Property in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

      Section 18.8 Waiver of Statute of Limitations

      Borrower hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

      Section 18.9 Waiver of Counterclaim

      Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

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

                           ARTICLE 19 - GOVERNING LAW

      Section 19.1 Choice of Law

      This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, (a) that with respect to the creation, perfection, priority and enforcement of any Lien created by the Loan Documents, and the determination of deficiency judgments, the laws of the state where the applicable Individual Property is located shall apply, and (b) with respect to the security interest in each of the Reserve Accounts and the Lockbox Account, the laws of the state where each such account is located shall apply.

      Section 19.2 Severability

      Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      Section 19.3 Preferences

      Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                           ARTICLE 20 - MISCELLANEOUS

      Section 20.1 Survival

      This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

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

      Section 20.2 Lender's Discretion

      Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

      Section 20.3 Headings

      The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      Section 20.4 Cost of Enforcement

      In the event (a) that any Mortgage is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or
(c) Lender exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

      Section 20.5 Schedules Incorporated

      The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

      Section 20.6 Offsets, Counterclaims and Defenses

      Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

      Section 20.7 No Joint Venture or Partnership; No Third Party Beneficiaries

      (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint

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

tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

      (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower an right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

      (c) The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Properties, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Properties. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Properties.

      (d) Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

      (e) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Mortgages, the Note or the other Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

      (f) Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Mortgages and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 4 of this Agreement without any obligation to investigate the Properties and notwithstanding any investigation of the Properties by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Mortgages and the other Loan Documents in the absence of the warranties and representations as set forth in Article 4 of this Agreement.

      Section 20.8 Publicity

      All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan, Lender, Banc of America Securities LLC, or any of their Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. Lender shall be permitted to make any news, releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to the Loan, the Properties, Borrower, Borrower Principal and their respective Affiliates without the approval of Borrower or any such Persons. Borrower also agrees that Lender may share any information pertaining to the Loan with Bank of America Corporation, including its bank subsidiaries, Banc of America Securities LLC and any other Affiliates of the foregoing, in connection with the sale or transfer of the Loan or any Participations and/or Securities created.

      Section 20.9 Conflict; Construction of Documents; Reliance

      In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

      Section 20.10 Entire Agreement

      This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

                                    EXHIBIT A

                      Borrower Equity Ownership Structure

                                   [FLOW CHART]

                                   SCHEDULE I

                                REQUIRED REPAIRS

                                                                                           RESERVES
PROPERTY                             PROPERTY  UNITS UNITS/                      IMMEDIATE OVER TERM   PSF       QC
#              PROPERTY NAME         CONDITION /PCA  SPREADS  SQ. FT. ACRES  RUL   REPAIRS    (12)    RESERVES COMPLETED  COMMENTS
721024   U-Haul Prescott             Good        741   741    95,222 3.53     50   $    0  $ 13,464    $0.01    YES
721025   U-Haul Center - Cave Creek    Good        525   530    40,225 2.31     45   $    0  $  7,333    $0.02    YES
721034   U-Haul - Anthem RV          Good        148     0    45,756 5.19     50   $    0  $ 16,223    $0.03    YES     Only gross
                                                                                                                        square
                                                                                                                        footage
721044   U-Haul Bell and Grand       Good        556   564    47,675 2.28     45   $    0  $ 18,248    $0.03    YES
721045   U-Haul - Anthem Way         Good        552   545    60,100  2.5     50   $    0  $  6,909    $0.01    YES
721046   U-Haul - I-17 and Deer
           Valley                    Good        701   702    87,360 2.27     47   $    0  $ 17,433    $0.02    YES
                                                                                                                        Repair
                                                                                                                        damaged
                                                                                                                        exterior
721047   U-Haul - 87th & Bell        Good        507   508    41,600 1.75     45   $  250  $ 15,439    $0.03    YES     concrete
                                                                                                                        stairs at
                                                                                                                        the loading
722036   U-Haul Center Chamber Road  Good        832   824    62,360 3.47     50   $    0  $ 10,877    $0.01    YES
724024   U-Haul center and Storage
           of Montana                Good        530   530    43,400 2.35     45   $    0  $  1,308    $0.00    YES
724026   U-Haul Center Rio Rancho    Good        319   312    47,661 3.37     35   $1,000  $ 82,292    $0.14    YES     Install
                                                                                                                        Fire
                                                                                                                        Extingushers
729051   U-Haul Center Apple Valley  Good        527   514    52,731 4.57     48   $    0  $ 18,380    $0.03    YES
734032   U-Haul - Lexena             Good        923   917    73,485 4.39     47   $  500  $266,120    $0.30    YES
736051   U-Haul St. Peters           Good        652   654    48,355 2.44     50   $    0  $  3,605    $0.01    YES
736054   U-Haul - O'Fallon           Good        646   640    55,049  2.2     48   $    0  $  1,890    $0.00    YES
737023   U-Haul Center Slaughter
           Lane                      Good        558   558    41,150 4.12     47   $    0  $  9,405    $0.02    YES
737028   U-Haul Center Cen-Tex       Good        522   500    79,325 4.86     45   $    0  $  1,469    $0.00    YES
739050   U-Haul Center of Crystal
           Lake                      Good        758   756    68,100 8.77     20   $    0  $314,208    $0.38    YES
741025   U-Haul Center of McKinney   Good        602   543    59,305  540     48   $    0  $    448    $0.00    YES
741027   U-Haul Center Tollwat       Good        608   608    46,200 2.61     45   $    0  $  7,166    $0.01    YES
741041   U-Haul Center of Lewisville Good        698   698    53,900 5.09     44   $    0  $  3,582    $0.01    YES
745057   U-Haul Highway 290          Good        656   656    52,865 3.87     45   $    0  $ 21,255    $0.03    YES
746028   U-Haul Hwy 6 South          Good      1,273  1224   143,673 7.08  25-30   $    0  $488,942    $0.28    YES
746043   U-Haul Center of League
           City                      Good        652   651    55,775 2.65     43   $    0  $ 17,410    $0.03    YES
746044   U-Haul center Katy          Good        598   597    52,575 2.74     47   $    0  $ 11,393    $0.02    YES
757026   U-Haul Center of Alsip      Good        673   660    46,975 4.12     40   $    0  $ 58,553    $0.10    YES
757031   U-Haul Center of Fox Valley Good        816   815    57,575 3.03     49   $    o  $ 17,377    $0.03    YES
757053   U-Haul Center of Naperville Good        762   702   112,270 9.48     49   $    0  $ 27,018    $0.02    YES
759051   U-Haul Center Merrillville  Good        519   513    58,075 4.32     37   $    0  $ 83,122    $0.12    YES
772057   U-Haul - Cool Springs       Good        640   638    81,700 2.89     50   $    0  $  8,897    $0.01    YES
776026   U-Haul Center of Pleasant
           Hill                      Good        640   637    50,500 2.64     45   $    0  $ 21,202    $0.03    YES
776034   U-Haul Center of Conyers    Good        608   608    40,950 2.52     45   $    0  $ 27,264    $0.06    YES
776055   U-Haul Center of
           Highway 124               Good        507   507    42,100 2.78     47   $4,000  $ 53,735    $0.11    YES
777025   U-Haul Storage Highway 85   Good        658   630    55,547 3.01  43-24   $3,200  $130,390    $0.20    YES
777026   U-Haul Center of Kennesaw   Good        781   807    62,800    3     46   $7,550  $ 93,760    $0.12    YES
780022   U-Haul - Gastonia           Good        685   688    56,625 3.45     45   $    0  $ 45,718    $0,07    YES
784052   U-Haul Center Mandarin      Good        471   471    37,000 2.57     47   $    0  $ 29,057    $0.07    YES
785027   U-Haul Center Kirkman Road  Good        581   581    78,540 3.97     45   $    0  $ 15,772    $0.02    YES
785038   U-Haul Center Hunters Creek Good        759   758    58,500 4.76     50   $    0  $  3,621    $0.01    YES
785041   U-Haul Center Ocoee         Good        698   698    98,795 3.61     47   $    0  $  8,831    $0.01    YES
786042   U-Haul Gandy Boulevard      Good        994   999   146,752 7.28     25   $1,000  $981,079    $0.56    YES
785038   U-Haul Center Chantilly     Good        450   450    35,975 2.45     40   $    0  $ 15,489    $0.04    YES
795048   U-Haul Center Dumfries      Good        505   505    38,800    3     48   $    0  $ 37,956    $0.08    YES
795051   U-Haul Center of Newington  Good        774   788    58,825 2.53     50   $    0  $ 25,541    $0.04    YES
795065   U-Haul Center Potomac Mills Good-Fair   184   184    22,806 2.33     44   $    0  $ 68,480    $0.25    YES
796036   U-Haul Center Stoughton     Good        571   571    44,835 3.16     49   $  125  $ 10,099    $0.02    YES
803034   U-Haul Bruckner and 138th
           Street                    Good-Fair   764   764    42,380 0.63     24   $2,000  $106,117    $0.21    YES

818034 U-Haul Center Central Avenue        Good      1,095 1,095 77,830  3.4 46  $ 2,500 $ 83,709  $0.09 YES
825025 U-Haul Center of Southpark          Good        242   242 37,186  2.2 25  $   250 $227,553  $0.51 YES Only gross square
                                                                                                             footage is
829053 U-Haul Center Orange City           Good        528   525 53,610 8.41 50  $     0 $ 16,642  $0.03 YES
829054 U-Haul Center of Lake Mary          Good        816   817 72,625 4.56 42  $   500 $ 75,069  $0.09 YES
829057 U-Haul Center of Semoran            Good        630   623 47,950 5.18 50  $     0 $  4,660  $0.01 YES
834025 U-Haul Center Buckley Road          Good        598   598 40,875 3.54 45  $     0 $ 17,847  $0.04 YES
834035 U-Haul Highlands Ranch              Good        653   653 47,425 2.54 45  $     0 $  8,571  $0.02 YES
836023 U-Haul Center of Grapevine          Good        629   629 50,550 3.55 45  $     0 $ 19,611  $0.03 YES
836026 U-Haul Storage - John T. White      Good        724   724 59,750 4.82 45  $     0 $ 13,705  $0.02 YES
838023 U-Haul Center West Craig Road       Good        744   744 60,300 9.22 45  $   125 $ 19,550  $0.03 YES
838024 U-Haul Center Las Vegas Blvd.       Good        719   639 51,450 2.07 50  $     0 $ 21,629  $0.04 YES
838025 U-Haul Center Nellis Boulevard      Good        765   752 58,490 2.94 45  $     0 $  7,273  $0.01 YES
838058 U-Haul Center Henderson             Good        735   712 53,975 2.41 50  $     0 $  9,808  $0.02 YES
                                                                                                             Replace the extension
                                                                                                             cord mounted to the
882059 U-Haul - South 40th Street          Good-Fair   247   247 31,312 1.65 35  $ 1,175 $ 95,914  $0.26 YES south building
883046 U-Haul Storage Hylton Road          Good-Fair   507   506 38,270 2.18 18  $ 8,650 $233,828  $0.51 YES
883064 U-Haul Center Montgomery Park       Good        348   347 16,840 2.14 30  $     0 $ 30,222  $0.15 YES
884024 U-Haul Center St. Peters            Good        156   156 21,220 4.68 30  $     0 $115,110  $0.45 YES
884056 U-Haul Cenre of DeSoto              Fair        269   269 34,849 2.67 45  $     0 $ 30,122  $0,07 YES
884057 U-Haul - Barksdale                  Good        288   288 51,500 3.81 28  $   500 $109,478  $0.18 YES
884066 U-Haul Center at Kingsley & Jupiter Good        534   526 49,000 1.44 45  $     0 $  8,789  $0.01 YES
884067 U-Haul -Stillwater                  Good        331   331 38,720 5.69 45  $     0 $    512  $0.00 YES
884068 U-Haul Storage Rainbow              Good        794   727 97,666 3.62 45  $     0 $ 50,532  $0.04 YES
884069 U-Haul Center of Key Largo          Good        417   409 45,450 7.37 30  $     o $  7,063  $0.01 YES
884073 U-Haul Center of Maitland           Good        456   395 73,300 8.95 35  $     0 $ 17,663  $0.02 YES
884075 U-Haul center Northern Lights       Good        369   369 40,950 2.27 45  $     0 $ 21,342  $0.04 YES
884077 U-Haul Storage Oxford               Good-Fair   419   419 50,800 3.35 45  $21,116 $148,302  $0.24 YES
884078 U-Haul Center of Arlington          Good        654   654 77,080 4.44 45  $     0 $  6,078  $0.01 YES
884080 U-Haul Center Colonial Boulevard    Good        664   596 77,235 5.69 44  $ 1,000 $105,774  $0.11 YES
884081 U-Haul Center Government Street     Good        134   134 20,540 1.04 47  $     0 $ 12,634  $0.05 YES
884082 Gatorland U-Haul Storage            Good        393   354 54,712 5.12 45  $     0 $ 16,236  $0.02 YES
                                                                                                             Inspect and recharge
                                                                                                             the Fire Extinguishers
884083 U-Haul - Fountain Hills             Good        686   674 60,850 3.53 50  $ 2,000 $ 21,004  $0.03 YES throughout the
                                                     45668 44900                 $57,441

NOTE: THE OPERATIONS OF 721034 ARE

                                   SCHEDULE II

                                  REPLACEMENTS

                                 (See Attached)

                                                                                           RESERVES
PROPERTY                             PROPERTY  UNITS UNITS/                      IMMEDIATE OVER TERM   PSF       QC
#              PROPERTY NAME         CONDITION /PCA  SPREADS  SQ. FT. ACRES  RUL  REPAIRS    (12)    RESERVES COMPLETED  COMMENTS
721024   U-Haul Prescott             Good        741   741    95,222 3.53     50   $    0  $ 13,464   $0.01    YES
721025   U-Haul Center - Cave Creek  Good        525   530    40,225 2.31     45   $    0  $  7,333   $0.02    YES
721034   U-Haul - Anthem RV          Good        148     0    45,756 5.19     50   $    0  $ 16,223   $0.03    YES      Only gross
                                                                                                                        square
                                                                                                                        footage
721044   U-Haul Bell and Grand       Good        556   564    47.675 2.28     45   $    0  $ 18,248   $0.03    YES
721045   U-Haul - Anthem Way         Good        552   545    60,100  2.5     50   $    0  $  6,909   $0.01    YES
721046   U-Haul - I-17 and Deer
           Valley                    Good        701   702    87,360 2.27     47   $    0  $ 17,433   $0.02    YES
                                                                                                                        Repair
                                                                                                                        damaged
                                                                                                                        exterior
721047   U-Haul - 87th & Bell        Good        507   508    41,600 1.75     45   $  250  $ 15,439   $0.03    YES      concrete
                                                                                                                        stairs at
                                                                                                                        the loading
722036   U-Haul Center Chamber Road  Good        832   824    62,360 3.47     50   $    0  $ 10,877   $0.01    YES
724024   U-Haul center and Storage
           of Montana                Good        530   530    43,400 2.35     45   $    0  $  1,308   $0.00    YES
724026   U-Haul Center Rio Rancho    Good        319   312    47,661 3.37     35   $1,000  $ 82,292   $0.14    YES      Install
                                                                                                                        Fire
                                                                                                                        Extingushers
729051   U-Haul Center Apple Valley  Good        527   514    52,731 4.57     48   $    0  $ 18,380   $0.03    YES
734032   U-Haul - Lexena             Good        923   917    73,485 4.39     47   $  500  $266,120   $0.30    YES
736051   U-Haul St. Peters           Good        652   654    48,355 2.44     50   $    0  $  3,605   $0.01    YES
736054   U-Haul - O'Fallon           Good        646   640    55,049  2.2     48   $    0  $  1,890   $0.00    YES
737023   U-Haul Center Slaughter
           Lane                      Good        558   558    41,150 4.12     47   $    0  $  9,405   $0.02    YES
737028   U-Haul Center Cen-Tex       Good        522   500    79,325 4.86     45   $    0  $  1,469   $0.00    YES
739050   U-Haul Center of Crystal
           Lake                      Good        758   756    68,100 8.77     20   $    0  $314,208   $0.38    YES
741025   U-Haul Center of McKinney   Good        602   543    59,305  540     48   $    0  $    448   $0.00    YES
741027   U-Haul Center Tollwat       Good        608   608    46,200 2.61     45   $    0  $  7,166   $0.01    YES
741041   U-Haul Center of Lewisville Good        698   698    53,900 5.09     44   $    0  $  3,582   $0.01    YES
745057   U-Haul Highway 290          Good        656   656    52,865 3.87     45   $    0  $ 21,255   $0.03    YES
746028   U-Haul Hwy 6 South          Good      1,273  1224   143,673 7.08  25-30   $    0  $488,942   $0.28    YES
746043   U-Haul Center of League
           City                      Good        652   651    55,775 2.65     43   $    0  $ 17,410   $0.03    YES
746044   U-Haul center Katy          Good        598   597    52,575 2.74     47   $    0  $ 11,393   $0.02    YES
757026   U-Haul Center of Alsip      Good        673   660    46,975 4.12     40   $    0  $ 58,553   $0.10    YES
757031   U-Haul Center of Fox Valley Good        816   815    57,575 3.03     49   $    0  $ 17,377   $0.03    YES
757053   U-Haul Center of Naperville Good        762   702   112,270 9.48     49   $    0  $ 27,018   $0.02    YES
759051   U-Haul Center Merrillville  Good        519   513    58,075 4.32     37   $    0  $ 83,122   $0.12    YES
772057   U-Haul - Cool Springs       Good        640   638    81,700 2.89     50   $    0  $  8,897   $0.01    YES
776026   U-Haul Center of Pleasant
           Hill                      Good        640   637    50,500 2.64     45   $    0  $ 21,202   $0.03    YES
776034   U-Haul Center of Conyers    Good        608   608    40,950 2.52     45   $    0  $ 27,264   $0.06    YES
776055   U-Haul Center of
           Highway 124               Good        507   507    42,100 2.78     47   $4,000  $ 53,735   $0.11    YES
777025   U-Haul Storage Highway 85   Good        658   630    55,547 3.01  43-24   $3,200  $130,390   $0.20    YES
777026   U-Haul Center of Kennesaw   Good        781   807    62,800    3     46   $7,550  $ 93,760   $0.12    YES
780022   U-Haul - Gastonia           Good        685   688    56,625 3.45     45   $    0  $ 45,718   $0.07    YES
784052   U-Haul Center Mandarin      Good        471   471    37,000 2.57     47   $    0  $ 29,057   $0.07    YES
785027   U-Haul Center Kirkman Road  Good        581   581    78,540 3.97     45   $    0  $ 15,772   $0.02    YES
785038   U-Haul Center Hunters Creek Good        759   758    58,500 4.76     50   $    0  $  3,621   $0.01    YES
785041   U-Haul Center Ocoee         Good        698   698    98,795 3.61     47   $    0  $  8,831   $0.01    YES
786042   U-Haul Gandy Boulevard      Good        994   999   146,752 7.28     25   $1,000  $981,079   $0.56    YES
795038   U-Haul Center Chantilly     Good        45O   45O    35,975 2.45     40   $    0  $ 15,489   $0.04    YES
795048   U-Haul Center Dumfries      Good        505   505    38,800    3     48   $    o  $ 37,956   $0.08    YES
795051   U-Haul Center of Newington  Good        774   788    58,825 2.53     50   $    0  $ 25,541   $0.04    YES
795065   U-Haul Center Potomac Mills Good-Fair   184   184    22,806 2.33     44   $    0  $ 68,480   $0.25    YES
796036   U-Haul Center Stoughton     Good        571   571    44,835 3.16     49   $  125  $ 10,099   $0.02    YES
803034   U-Haul Bruckner and 138th
           Street                    Good-Fair   764   764    42,380 0.63     24   $2,000  $106,117   $0.21    YES

818034 U-Haul Center Central Avenue        Good      1,095 1,095 77,830  3.4 46  $ 2,500 $  83,709 $0.09 YES
825025 U-Haul Center of Southpark          Good        242   242 37,186  2.2 25  $   250 $ 227,553 $0.51 YES Only gross square
                                                                                                             footage is
829053 U-Haul Center Orange City           Good        528   525 53,610 8.41 50  $     0 $  16,642 $0.03 YES
829054 U-Haul Center of Lake Mary          Good        816   817 72,625 4.56 42  $   500 $  75,069 $0.09 YES
829057 U-Haul Center of Semoran            Good        630   623 47,950 5.18 50  $     0 $   4,660 $0.01 YES
834025 U-Haul Center Buckley Road          Good        598   598 40,875 3.54 45  $     0 $  17,847 $0.04 YES
834035 U-Haul Highlands Ranch              Good        653   653 47,425 2.54 45  $     0 $   8,571 $0.02 YES
836023 U-Haul Center of Grapevine          Good        629   629 50,550 3.55 45  $     0 $  19,611 $0.03 YES
836026 U-Haul Storage - John T. White      Good        724   724 59,750 4.82 45  $     0 $  13,705 $0.02 YES
838023 U-Haul Center West Craig Road       Good        744   744 60,300 9.22 45  $   125 $  19,550 $0.03 YES
838024 U-Haul Center Las Vegas Blvd.       Good        719   639 51,450 2.07 50  $     0 $  21,629 $0.04 YES
838025 U-Haul Center Nellis Boulevard      Good        765   752 58,490 2.94 45  $     0 $   7,273 $0.01 YES
838058 U-Haul Center Henderson             Good        735   712 53,975 2.41 50  $     0 $   9,808 $0.02 YES
                                                                                                             Replace the extension
                                                                                                             cord mounted to the
882059 U-Haul - South 40th Street          Good-Fair   247   247 31,312 1.65 35  $ 1,175 $  95,914 $0.26 YES south building
883046 U-Haul Storage Hylton Road          Good-Fair   507   506 38,270 2.18 18  $ 8,650 $ 233,828 $0.51 YES
883064 U-Haul Center Montgomery Park       Good        348   347 16,840 2.14 30  $     O $  30,222 $0.15 YES
884024 U-Haul Center St. Peters            Good        156   156 21,220 4.68 30  $     0 $ 115,110 $0.45 YES
884056 U-Haul Cenre of DeSoto              Fair        269   269 34,849 2.67 45  $     0 $  30,122 $0.07 YES
884057 U-Haul - Barksdale                  Good        288   288 51,500 3.81 28  $   500 $ 109,478 $0.18 YES
884066 U-Haul Center at Kingsley & Jupiter Good        534   526 49,000 1.44 45  $     0 $   8,789 $0.01 YES
884067 U-Haul - Stillwater                 Good        331   331 38,720 5.69 45  $     0 $     512 $0.00 YES
884068 U-Haul Storage Rainbow              Good        794   727 97,666 3.62 45  $     0 $  50,532 $0.04 YES
884069 U-Haul Center of Key Largo          Good        417   409 45,450 7.37 30  $     0 $   7,063 $0.01 YES
884073 U-Haul Center of Maitland           Good        456   395 73,300 8.95 35  $     0 $  17,663 $0.02 YES
884075 U-Haul center Northern Lights       Good        369   369 40,950 2.27 45  $     0 $  21,342 $0.04 YES
884077 U-Haul Storage Oxford               Good-Fair   419   419 50,800 3.35 45  $21,116 $ 148,302 $0.24 YES
884078 U-Haul Center of Arlington          Good        654   654 77,080 4.44 45  $     0 $   6,078 $0.01 YES
884080 U-Haul Center Colonial Boulevard    Good        664   596 77,235 5.69 44  $ 1,000 $ 105,774 $0.11 YES
884081 U-Haul Center Government Street     Good        134   134 20,540 1.04 47  $     0 $  12,634 $0.05 YES
884082 Gatorland U-Haul Storage            Good        393   354 54,712 5.12 45  $     0 $  16,235 $0.02 YES
                                                                                                             Inspect and recharge
                                                                                                             the Fire Extinguishers
884083 U-Haul - Fountain Hills             Good        686   674 60,850 3.53 50  $ 2,000 $  21,004 $0.03 YES throughout the
                                                     45668 44900                 $57,441

NOTE: THE OPERATIONS OF 721034 ARE

                                  SCHEDULE III

                             ALLOCATED LOAN AMOUNTS

Property                                        Amount

                             Appreciated              Acquisition       Acquisition                  Mortgage
                             Stabilized                 Prior              Prior         Mortgage     Amount
   City              State      Value               (Excluding for)   (Including for)     Amount    (Rounded)
   --------------------------------------           -----------------------------------------------------------
48 MOBILE            AL        700,000      0.24%         708,926         738,142         433,048      434,000
47 OXFORD            AL      2,000,000      0.67%       2,916,074       2,108,977       1,237,281    1,237,000
41 FOUNTAIN HILLS    AZ      4,100,000      1.38%       4,128,851       4,323,403       2,536,425    2,536,000
50 PEORIA            AZ      1,218,000      1.08%       3,232,588       3,384,909       1,985,836    1,986,000
51 PHOENIX EAST      AZ      1,000,000      0.34%       1,007,037       1,054,489         618,640      619,000
45 PHOENIX WEST      AZ      4,200,000      1.42%       4,229,555       4,428,352       2,598,289    2,598,000
44 PHOENIX WEST      AZ      1,900,000      0.64%       1,913,370       2,003,528       1,175,417    1,175,000
43 PHOENIX WEST      AZ      3,618,000      1.29%       3,916,810       4,017,602       2,357,020    2,357,000
42 PHOENIX WEST      AZ      4,000,000      1.35%       4,088,147       4,217,955       2,474,561    2,475,000
46 PRESCOTT          AZ      4,200,000      1.42%       4,318,588       4,428,852       2,998,289    2,598,000
49 SURPRISE          AZ      4,300,000      1.45%       4,333,258       4,334,301       2,660,153    2,660,000
59 AURORA SOUTH      CO      3,258,809      1.10%       3,378,878       3,427,988       2,018,981    2,011,000
40 DENVER NORTH      CO      4,390,000      1.47%       4,302,610       4,587,326       2,491,085    2,691,000
38 LITTLETON         CO      4,200,000      1.42%       4,239,855       4,828,852       2,598,299    2,598,000
29 FORT MYERS        FL      5,000,000      1.69%       5,559,936       5,293,533       3,105,575    3,108,000
57 JACKSONVILLE      FL      3,000,000      1.01%       3,887,110       3,169,886       1,855,021    1,856,000
30 KEY LARGO         FL      3,410,000      1.15%       3,435,995       3,595,306       2,109,564    2,110,000
35 OCOEE             FL      4,500,000      1.52%       4,531,505       4,745,199       2,783,882    2,784,000
33 ORANGE CITY       FL      4,280,000      1.42%       4,249,595       4,449,942       2,510,662    2,611,000
62 ORLANDO           FL      5,000,000      1.82%       5,437,899       5,694,230       3,560,658    3,341,000
36 ORLANDO           FL      5,798,000      1.94%       5,788,442       6,063,310       3,557,182    3,557,000
53 ORLANDO           FL      4,306,000      1.43%       4,369,336       4,473,032       2,629,035    2,823,000
59 ORLANDO NORTH     FL      1,000,000      1.01%       3,081,150       3,163,466       1,855,921    1,856,000
32 SANFORD           FL      4,000,000      1.35%       4,516,147       4,217,055       2,474,561    2,435,000
54 TAMPA             FL      4,200,000      1.59%       4,735,873       4,556,097       2,907,610    2,908,000
31 WINTER PARK       FL      4,098,000      1.35%       4,588,347       4,337,955       2,476,561    2,475,000
57 CONYERS           GA      3,798,000      1.27%       3,776,388       3,956,332       2,318,901    2,320,000
27 KENNESAW          GA      4,000,000      1.59%       4,637,369       4,250,648       2,358,216    2,046,000
56 LAWRENCEVILLE     GA      3,000,000      1.28%       3,886,340       4,007,057       2,350,833    2,351,000
55 RIVERDALE         GA      4,288,000      1.49%       4,500,227       4,513,211       2,667,781    2,688,000
28 SNELLVILE         GA      2,200,000      1.08%       3,328,188       3,337,364       1,979,649    1,900,000
26 SMYRNA            GA        400,000      0.17%         400,000         536,598                            -
25 ALEDO             IL      4,004,000      1.48%       4,438,383       2,539,750       2,722,018    2,732,000
24 AURORA            IL      5,000,000      1.69%       5,036,184       5,322,443       3,093,302    3,093,000
58 CRYSTAL LAKE      IL      5,100,000      1.72%       5,185,884       5,377,892       3,155,056    3,155,000
23 NAPERVILLE        IL      6,798,000      2.28%       6,791,498       7,117,798       4,175,822    4,176,000
22 MERRELLVILLE      IN      4,000,000      1.45%       4,330,254       4,534,301       2,660,155    2,660,000
21 LIMEXA            KS      4,100,000      1.34%       4,230,351       4,323,403       2,530,425    2,536,000
59 BORDER CITY       LA      2,000,000      0.74%       2,328,681       2,319,875       1,361,000    1,361,000
61 CHICOPEE          MA      1,190,000      0.39%       1,258,002       1,212,662         711,456      711,000
20 STOUGHTON         MA      4,000,000      1.38%       4,338,280       4,313,859       2,520,239    2,530,000
60 CAPITAL HEIGHTS   MD     10,000,000      3.51%      10,575,183      10,066,882       6,433,360    6,438,000
19 APPLE VALLEY      MN      3,000,000      1.01%       3,564,330       3,363,864       1,833,921    1,856,000
16 O'FALLON          MO      4,000,000      1.39%       4,667,042       4,267,963       2,434,564    2,475,000
17 LAKE CHARLES      MO      3,500,000      1.19%       3,534,699       3,650,710       2,163,341    2,165,000
18 HATTIESBURG       MS        450,000      0.19%         488,267         434,520         278,368      278,000
66 GASTONIA          NC      3,200,000      1.25%       3,786,836       3,901,688       2,286,969    2,280,000
68 PENNSAUKEN        NJ      1,700,000      0.57%       1,711,963       1,792,631       1,651,699    1,052,000
64 RIO RANCHO        NM      1,368,000      0.66%       1,963,222       2,056,353       1,206,349    1,204,000
13 HENDERSON         NV      4,000,000      1.35%       4,238,347       4,217,955       2,474,561    2,475,000
62 LAS VEGAS         NV      4,100,000      1.38%       4,238,381       4,233,103       2,556,625    2,536,000
14 LAS VEGAS         NV      4,456,000      1.49%       4,448,532       4,560,295       2,278,204    2,728,000
12 LAS VEGAS         NV      6,000,000      2.23%       6,546,663       6,999,625       4,083,026    4,083,000
15 NORTH LAS VEGAS   NV      5,000,000      1.06%       5,538,702       5,799,588       3,402,523    3,403,000
65 BRONX             NY      5,000,000      1.91%       5,688,264       5,957,861       3,403,318    3,495,000
11 COLUMBUS          OH      1,000,000      0.61%       1,832,646       1,838,080       1,113,553    1,114,000
67 STILLWATER        OK      1,300,000      0.46%       1,308,348       1,370,855         804,252      804,000
10 BRENTWOOD         TN      4,710,000      1.59%       4,745,263       4,966,641       2,913,796    2,914,000
75 ARLINGTON         TX      3,000,000      1.28%       3,826,740       4,007,057       2,350,333    2,351,000
76 AUSTIN            TX      4,000,000      1.37%       4,078,499       4,270,670       2,505,403    2,505,000
 4 DALLAS            TX      2,608,000      0.88%       2,618,296       2,741,670       1,608,465    1,608,000
 5 DESOTO            TX      1,000,000      0.54%       1,307,837         105,449         618,640      619,000
70 EL PASO           TX      5,150,000      1.04%       3,172,186       3,321,639       1,948,717    1,939,000
74 FORT WORTH        TX      4,500,000      1.47%       4,300,000       4,597,570       2,607,272    2,797,000
 6 GRAPEVINE         TX      5,530,000      1.87%       5,563,003       5,831,322       3,421,061    3,421,000
72 HOUSTON NORTH     TX      1,000,000      1.15%       3,823,005       3,585,201       2,103,377    2,103,000
71 HOUSTON SOUTH     TX      5,000,000      1.69%       5,006,184       5,272,443       3,093,382    3,003,000
73 HOUSTON SOUTH     TX      3,320,000      1.19%       3,564,260       3,711,800       2,177,644    2,170,000
 9 KILLEEN           TX      3,190,000      1.00%       3,212,443       3,343,819       1,973,000    1,973,000
 7 LEAGUE CITY       TX      1,710,000      1.35%       3,716,106       2,912,913       2,295,156    2,295,000
69 LEWISVILLE        TX      4,800,000      1.35%       4,038,547       4,217,955       2,474,561    2,750,000
 8 MC KINNEY         TX      3,500,000      1.28%       3,826,740       4,007,057       2,350,833    2,350,000
68 PLANO             TX      4,500,000      1.58%       4,782,803       4,945,552       2,901,403    2,901,000
77 CHANTILLY         VA      4,800,000      1.62%       4,833,777       5,061,545       1,969,474    2,969,000
 1 COLONIAL HEIGHTS  VA      1,120,000      0.38%       1,127,889       1,181,027         692,877      683,000
 3 MANASSAS          VA      4,360,000      1.44%       4,319,317       4,513,211       2,647,761    2,647,000
 2 NEWINGTON         VA      7,000,000      2.36%       7,849,258       7,381,420       4,330,482    4,330,000
78 WOODBRIDGE        VA      2,360,000      0.97%       2,880,825       3,015,838       1,769,311    1,770,000

                           296,300,000    100.00%     398,385,850     312,444,983     183,000,000  183,000,000

                                   SCHEDULE IV

                           EXCEPTIONS TO SECTION 4.13

                                      NONE.

                                   SCHEDULE V

                           EXCEPTIONS TO SECTION 4.16

                                      NONE

                                   SCHEDULE VI

                           EXCEPTIONS TO SECTION 4.29

                                      NONE.